EXHIBIT 4.1

               DATED AUGUST 2, 1996 AND RESTATED NOVEMBER 6, 2002

                             PRIMEWEST ENERGY TRUST

--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

--------------------------------------------------------------------------------

                             PRIMEWEST ENERGY TRUST

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                    ARTICLE 1
                                 INTERPRETATION

1.1     Definitions ......................................................    1
1.2     Meaning of "Outstanding" .........................................    8
1.3     Headings .........................................................    8
1.4     Construction of Terms ............................................    8
1.5     References to Acts Performed by the Trust ........................    9
1.6     Proposed Amendments to the Income Tax Act ........................    9

                                    ARTICLE 2
                                    THE TRUST

2.1     Settlement of Trust ..............................................    9
2.2     Declaration of Trust .............................................    9
2.3     Name .............................................................    9
2.4     Nature of the Trust ..............................................   10
2.5     Rights of Unitholders ............................................   10
2.6     Liability of Unitholders .........................................   10
2.7     Contracts of the Trust ...........................................   11
2.8     Head Office of Trust .............................................   11

                                    ARTICLE 3
                                      UNITS

3.1     Designation and Number of Units ..................................   11
3.2     Offerings of Units ...............................................   12
3.3     Ranking of Units .................................................   12
3.4     Units Non-Assessable .............................................   12
3.5     No Conversion, Retraction, Redemption or Pre-Emptive Rights ......   12
3.6     No Fractional Units ..............................................   12
3.7     Transferability of Units .........................................   12
3.8     Non-Resident Unitholders .........................................   12
3.9     Re-Purchase of Initial Unit by Trust .............................   13
3.10    Special Voting Units .............................................   13

                                      (i)

                                    ARTICLE 4
                          INVESTMENT OF THE TRUST FUND

4.1     Investments ......................................................   14
4.2     Short Term Investments ...........................................   14
4.3     Other Investment Restrictions ....................................   15

                                    ARTICLE 5
                                  DISTRIBUTIONS

5.1     Distributions ....................................................   15
5.2     Change of Distribution Date ......................................   15
5.3     Net Income for Income Tax Purposes to Become Payable..............   15
5.4     Payment of Amounts Payable .......................................   16
5.5     Reinvestment of Distributions ....................................   16

                                    ARTICLE 6
                               REDEMPTION OF UNITS

6.1     Right of Redemption ..............................................   17
6.2     Exercise of Redemption Right .....................................   17
6.3     Cash Redemption ..................................................   17
6.4     No Cash Redemption in Certain Circumstances ......................   18
6.5     In Specie Redemption .............................................   19
6.6     Cancellation of Certificates for all Redeemed Units ..............   20
6.7     Deemed Cancellation of Units Tendered into a Take-Over Bid .......   20

                                    ARTICLE 7
               APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEE

7.1     Trustee's Term of Office .........................................   20
7.2     Resignation of Trustee ...........................................   21
7.3     Removal of Trustee ...............................................   21
7.4     Appointment of Successor to Trustee ..............................   21
7.5     Failure to Appoint Successor .....................................   22
7.6     Qualifications of Trustee ........................................   22

                                    ARTICLE 8
                             CONCERNING THE TRUSTEE

8.1     Powers of the Trustee and the Corporation ........................   22
8.2     Specific Powers and Authorities ..................................   23
8.3     Banking ..........................................................   26
8.4     Standard of Care .................................................   26
8.5     Fees and Expenses ................................................   27
8.6     Limitations on Liability of Trustee ..............................   27
8.7     Indemnification of Trustee .......................................   28

                                     (ii)

8.8     Environmental Indemnity ..........................................   28
8.9     Apparent Authority ...............................................   29
8.10    Notice to Unitholders of Non-Eligibility for Deferred Income Plans   30
8.11    Declaration as to Beneficial Owner ...............................   30
8.12    Conditions Precedent to Trustee's Obligation to Act ..............   30
8.13    Survival of Indemnities ..........................................   31
8.14    Trustee May Have Other Interests .................................   31
8.15    Documents Held by Trustee ........................................   31
8.16    Limitations on Borrowing .........................................   32
8.17    Credit Facilities Unaffected .....................................   32

                        ARTICLE 9 MANAGEMENT OF THE TRUST

9.1     Delegation of Management .........................................   33
9.2     Offerings ........................................................   33
9.3     Power of Attorney ................................................   34
9.4     Liability of Trustee .............................................   34
9.5     Performance of Obligations .......................................   34

                                   ARTICLE 10
                                    AMENDMENT

10.1    Amendment ........................................................   34
10.2    Notification of Amendment ........................................   35

                                   ARTICLE 11
                             MEETINGS OF UNITHOLDERS

11.1    Meetings of Unitholders ..........................................   35
11.2    Notice of Meetings ...............................................   36
11.3    Quorum ...........................................................   36
11.4    Voting Rights of Unitholders .....................................   36
11.5    Actions Requiring Ordinary Resolutions ...........................   37
11.6    Actions Requiring Special Resolutions ............................   37
11.7    Meaning of "Special Resolution" ..................................   38
11.8    Record Date for Voting ...........................................   39
11.9    Binding Effect of Resolutions ....................................   39
11.10   Appointment of Inspector .........................................   39
11.11   Solicitation of Proxies ..........................................   40
11.12   No Breach ........................................................   40

                                   ARTICLE 12
                CERTIFICATES, REGISTRATION AND TRANSFER OF UNITS

12.1    Nature of Units ..................................................   40
12.2    Certificates .....................................................   40

                                    (iii)

12.3    Contents of Certificates .........................................   41
12.4    Signing of Certificates ..........................................   42
12.5    Register of Unitholders ..........................................   42
12.6    Transfer of Units ................................................   43
12.7    Units Held Jointly or in a Fiduciary Capacity ....................   43
12.8    Performance of Trust .............................................   44
12.9    Lost Certificates ................................................   44
12.10   Death of a Unitholder ............................................   44
12.11   Unclaimed Interest or Distribution ...............................   45
12.12   Exchanges of Certificates ........................................   45

                                   ARTICLE 13
                                OFFERS FOR UNITS

13.1    Terminology ......................................................   45
13.2    Offers for Units .................................................   46
13.3    Compulsory Acquisition Rights ....................................   46
13.4    Trustee's Duties .................................................   47
13.5    Restrictions .....................................................   48

                                   ARTICLE 14
                                POWER OF ATTORNEY

14.1    Power of Attorney ................................................   48

                                   ARTICLE 15
                                   TERMINATION

15.1    Termination Date .................................................   49
15.2    Termination by Resolution of Unitholders .........................   49
15.3    Procedure Upon Termination .......................................   49
15.4    Powers of the Trustee upon Termination ...........................   49
15.5    Sale of Investments ..............................................   49
15.6    Distribution of Proceeds .........................................   50
15.7    Further Notice to Unitholders ....................................   50
15.8    Responsibility of Trustee after Sale and Conversion ..............   50

                                   ARTICLE 16
                             SUPPLEMENTAL INDENTURES

16.1    Provision for Supplemental Indentures ............................   50

                                   ARTICLE 17
                             NOTICES TO UNITHOLDERS

17.1    Notices ..........................................................   51
17.2    Failure to Give Notice ...........................................   51

                                     (iv)

17.3    Joint Holders ....................................................   51
17.4    Service of Notice ................................................   51

                                   ARTICLE 18
                             AUDITORS AND DIRECTORS

18.1    Qualification of Auditors ........................................   52
18.2    Appointment of Auditors ..........................................   52
18.3    Change of Auditors ...............................................   52
18.4    Reports of Auditors ..............................................   52
18.5    Appointment and Removal of Directors .............................   52

                                   ARTICLE 19
                   ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS

19.1    Records ..........................................................   53
19.2    Quarterly Reporting to Unitholders ...............................   53
19.3    Annual Reporting to Unitholders ..................................   53
19.4    Information Available to Unitholders .............................   53
19.5    Income Tax: Obligations of the Trustee ...........................   54
19.6    Income Tax: Designations .........................................   54
19.7    Income Tax: Deductions ...........................................   55
19.8    Fiscal Year ......................................................   55

                                   ARTICLE 20
                                  MISCELLANEOUS

20.1    Continued Listing ................................................   55
20.2    Successors and Assigns ...........................................   55
20.3    Counterparts .....................................................   55
20.4    Severability .....................................................   55
20.5    Day Not a Business Day ...........................................   56
20.6    Time of the Essence ..............................................   56
20.7    Governing Law ....................................................   56
20.8    Notices to Trustee and Corporation ...............................   56
20.9    References to Agreements .........................................   58

                                     (v)

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

   THIS Amended and Restated Declaration of Trust is made August 2, 1996 and restated November 6, 2002

                                     Between

                              PRIMEWEST ENERGY INC.
               a body corporate incorporated under the laws of the Province of Alberta, with an office in the City of
             Calgary, in the Province of Alberta (the "Corporation")

                                       and

                      COMPUTERSHARE TRUST COMPANY OF CANADA
                 a trust company incorporated under the laws of
               Canada, with offices in the City of Calgary, in the
                       Province of Alberta (the "Trustee")

      WHEREAS the Trust has been created for the purpose of providing income from oil and natural gas properties on a periodic basis to the beneficiaries of the Trust; and

      WHEREAS the Trustee has agreed to act as the trustee of the Trust on the terms and conditions set forth in this Amended and Restated Declaration of Trust;

      IN CONSIDERATION of the premises and the mutual agreements contained herein, the Corporation and the Trustee agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   Definitions

      In this Declaration of Trust and in the Certificates, unless the context otherwise requires, the following terms have the following meanings:

      Affiliate has the meaning set forth in the Securities Act (Alberta), as amended from time to time;

      ARTC means royalty tax credit as defined in the Alberta Corporate Tax Act;

      Associate has the meaning set forth in the Securities Act (Alberta), as amended from time to time;

      Auditors means the firm of chartered accountants appointed as auditors of the Trust by or in accordance with Article 18;

      Business Day means any day other than a Saturday, Sunday or statutory holiday in Alberta;

      Certificate means a certificate evidencing one or more Units;

      Corporation means PrimeWest Energy Inc., its successors and assigns;

      Counsel means a law firm (which may be counsel to the Corporation) reasonably acceptable to the Trustee;

      Date of Closing means the date on which an issue of Units pursuant to an Offering is completed;

      Debt Service Costs means, in respect of any period and without duplication, on a consolidated basis:

      (a) all interest, penalties, fees, indemnities, legal costs, and other costs, expenses and disbursements for which the Trust, the Corporation, and their respective subsidiaries are liable under their respective credit facilities and which, in each case, accrue during such period;

      (b) plus all amounts payable during such period on account of principal pursuant to such credit facilities including, without limitation, scheduled, prepaid (voluntary or mandatory) and accelerated principal and (subject to the provisos below) amounts required to be paid on account of banker's acceptances and letters of credit (other than fees described in (a) above);

      (c) plus (if there is a net loss) or minus (if there is a net profit) the net profit or loss from interest rate swaps which accrues during such period;

      provided that the difference between the face amount of a banker's acceptance which is issued and accepted pursuant to such credit facilities and its discount proceeds (such difference being the "imputed interest") shall be treated as interest accruing at the times that it is considered to accrue in accordance with generally accepted accounting principles and provided that when the Trust, the Corporation or their respective subsidiaries become liable under any credit facility to pay the face amount of a banker's acceptance, the face amount less the amount of imputed interest for such banker's acceptance shall be included in the Debt Service Costs;

      Deferred Purchase Price Obligation has the meaning attributed thereto in the Royalty Agreement;

      Directors means the directors of the Corporation from time to time.

      Discount Rate means an annual rate equal to the then current annual yield of long-term (10 year) Government of Canada bonds plus 400 basis points, subject to a maximum Discount Rate of 15%;

      Distribution Date means a date on which the Trustee is required to make a distribution of Distributable Income, which date shall be the 15th day following a Record Date or, if such day is not a Business Day, the next Business Day;

      Distributable Income means, in respect of a Record Date, the amount calculated as of the corresponding Distribution Date equal to the sum of:

      (a) all amounts received by the Trust in respect of the Royalty on or before such Distribution Date and after the immediately preceding Distribution Date;

      (b) all ARTC received by the Trust on or before such Distribution Date and after the immediately preceding Distribution Date; and

      (c)   all  other   income   received  by  the  Trust  on  or  before  such
            Distribution Date and after the immediately preceding Distribution Date from investments of the Trust Fund;

      less the sum of:

      (d) all Trust Expenses incurred on or before such Distribution Date and after the immediately preceding Distribution Date;

      (e) any other amounts (including taxes) required by law or hereunder to be deducted, withheld or paid by or in respect of the Trust on or before such Distribution Date and after the immediately preceding Distribution Date; and

      (f) all Crown royalties and other Crown charges which are not deductible for income tax purposes and that have been reimbursed by the Trust to the Corporation by way of set-off or otherwise on or before such Distribution Date and after the immediately preceding Distribution Date;

      except to the extent that any portion of such amount has become payable under Section 5.3 before that Distribution Date; notwithstanding the foregoing, for the purposes of calculating Distributable Income for the first Distribution Date, the references above to "after the immediately preceding Distribution Date" shall be deemed to be references to "on or after the Date of Closing";

      Exchangeable Share means shares in the capital of the Corporation or an Affiliate of the Corporation which are by their terms exchangeable into Units of the Trust;

      Income Tax Act means the Income Tax Act (Canada) and the Income Tax Regulations and the Income Tax Application Rules applicable with respect thereto, all as amended from time to time;

      Indemnified Parties has the meaning thereto attributed in Section 8.7;

      Initial Offering means the Offering pursuant to the Prospectus;

      Initial Unitholder means D. Jeff van Steenbergen;

      Issue Expenses means all expenses of an Offering payable by the Trust including legal fees, translation fees, engineering fees, accounting fees and printing expenses and all other fees and expenses which may be described, whether generally or specifically, in any Offering Document relating to the particular Offering, but excluding Underwriters' Fees;

      Management Agreement means the agreement between the Manager and the Trustee whereby the Manager was engaged to provide certain services to the Trustee in connection with the management and administration of the Trust and the Trust Fund;

      Manager means PrimeWest Energy Inc., its successors and permitted assigns, in its capacity as manager of the Trust in accordance with the provisions of the Management Agreement and shall be deemed to include any replacement or successor managers pursuant to such agreement;

      Material   Contracts  means  the  Royalty  Agreement  and  the  Management
      Agreement, as amended or replaced from time to time, and any Underwriting Agreement;

      Net Proceeds means the proceeds of an Offering after deduction of Underwriters' Fees and Issue Expenses;

      Offering means an offering of Units or any rights to acquire Units on a public or private basis pursuant to an Offering Document in Canada or elsewhere;

      Offering Document means any one or more of a prospectus, information memorandum, private placement memorandum and similar public or private offering document, including the Prospectus;

      Ordinary Resolution means a resolution approved at a meeting of Unitholders by more than 50% of the votes cast in respect of the resolution by or on behalf of Unitholders present in person or represented by proxy at the meeting;

      Outstanding, in relation to Units, has the meaning attributed thereto in
      Section 1.2;

      Person  means an  individual,  corporation,  partnership,  joint  venture,
      unincorporated   association,   trust  or  other  entity   including   any
      governmental entity, and pronouns have a similarly extended meaning;

      Pro Rata Share of any particular amount in respect of a Unitholder at any time shall be the product obtained by multiplying the particular amount by the number obtained when the number of Units that are owned by that Unitholder at that time is divided by the total number of Units Outstanding at that time;

      Properties means Canadian resource properties as defined in the Income Tax Act;

      Prospectus means the prospectus for the initial public offering of Units dated October 3, 1996;

      Quarter means a period of three consecutive calendar months ending March 31, June 30, September 30 or December 31 or such other dates selected by the Trustee pursuant to Section 5.2;

      Record Date means the last day of each calendar month in each Year or such other dates selected by the Trustee pursuant to Section 5.2;

      Reserve Value means the present worth of all of the estimated pre-tax net cash flow from the proved reserves and 50% of the estimated pre-tax net cash flow from the probable reserves shown in the most recent engineering report relating thereto, discounted at the Discounted Rate and using escalating price and cost assumptions;

      Royalty means the royalty payable by the Corporation to the Trust pursuant to the Royalty Agreement;

      Royalty Agreement means the royalty agreement dated October 16, 1996 and amended and restated November 6, 2002 between the Trust and the Corporation providing for the acquisition by the Trust of a royalty in the Properties of the Corporation as such royalty agreement may be amended from time to time;

      Settled Amount means the amount of $100.00 paid by the Initial Unitholder to the Trustee for the purpose of settling the Trust;

      Short Term Investments means:

      (a) obligations issued or guaranteed by the government of Canada or any province of Canada or any agency or instrumentality thereof;

      (b) term deposits, guaranteed investment certificates, certificates of deposit or bankers' acceptances of or guaranteed by any Canadian chartered bank or other financial institution (including the Trustee and any Affiliate of the Trustee) the short-term debt or deposits of which have been rated at least A or the equivalent by Standard & Poor's, Moody's Canada Inc. or Dominion Bond Rating Service Limited; and

      (c) commercial paper rated at least A or the equivalent by Standard & Poor's or Dominion Bond Rating Service Limited,

      in each case maturing within 180 days after the date of acquisition; provided that an investment of the type referred to in Section 4.3 shall not be a Short Term Investment;

      Special Resolution has the meaning set forth in Section 11.7;

      Special Voting Unit means a voting right created and issued by the Trust in conjunction with the issuance of Exchangeable Shares by the Corporation or an Affiliate of the Corporation for the purpose of allowing holders of such Exchangeable Shares to vote at meetings of Unitholders and having the rights and subject to the limitations, restrictions and conditions set out in Section 3.10;

      Subsequent Investment has the meaning set forth in Section 4.1;

      Transfer Agent means the Trustee in its capacity as transfer agent and registrar for the Units or such other company as may from time to time be appointed by the Trustee to act as transfer agent and registrar for the Units together in either such case with any sub-transfer agent duly appointed by the transfer agent;

      Trust means the trust created pursuant to this Declaration of Trust;

      Trust Expenses means all expenses incurred by the Trustee, the Corporation or any third party, in each case for the account of the Trust, in connection with this Declaration of Trust, the establishment and ongoing management of the Trust and the ongoing administration of the Units, including those amounts borrowed by the Trust which the Corporation has elected to cause the Trust to repay or which the Trust has become obligated to repay but excluding (a) Issue Expenses, and (b) any expenses which are Production Costs (as defined in the Royalty Agreement);

      Trust Fund means, at any time, such of the following assets as are at such time held by the Trustee for the purposes of the Trust under this Declaration of Trust:

      (a)   the Settled Amount;

      (b)   all funds realized from the sale of Units;

      (c) any Short Term Investments in which funds may from time to time be invested;

      (d)   the Royalty;

      (e)   any Subsequent Investment;

      (f)   the proceeds of disposition of any of the foregoing assets; and

      (g) all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such assets; and

      (h)   the  Trust's  rights  in  the  Material   Contracts  and  any  other
            agreements forming part of the Trust's assets;

      Trustee means Montreal Trust Company of Canada from August 2, 1996 to July 19, 1999, The Trust Company of Bank of Montreal from July 19, 1999 to October 26, 2001 and Computershare Trust Company of Canada in its capacity as trustee of the Trust or its successor or successors for the period commencing on October 26, 2001 and ending on the date Computershare Trust Company of Canada resigns or is replaced in accordance with the terms hereof;

      Underwriters' Fees means the amount designated as underwriters' fees in an Underwriting Agreement;

      Underwriting Agreement means any underwriting, agency or similar agreement entered into by the Trust and investment dealers and such other Persons, as may be party thereto, relating to an Offering;

      Unit means a unit of the Trust created and issued hereunder and for the time being Outstanding and entitled to the benefits hereof, provided that the term "Unit" shall not include the Special Voting Units except for the purpose of the definition of "Unitholder" (but only for the limited purposes specified therein), and where the term "Unit" is used in Article 11, "Unit" shall include those units of the Trust which are at such time issuable upon the exchange of all Exchangeable Shares then outstanding for the purposes of determining the number of Units outstanding at a particular time, the number of votes to which a particular Unitholder is entitled, and whether or not specified voting thresholds are attained;

      Unitholders means the holders from time to time of one or more Units and, for the purposes of Sections 10.1, 15.2, 17.1, 17.2 and 18.3, Article 11 and the definition of "Ordinary Resolution" contained herein only, Unitholders shall also include the holders from time to time of one or more Special Voting Units; and

      Year means, initially, the period commencing on August 2, 1996 and ending on December 31, 1996, and thereafter means a calendar year.

1.2   Meaning of "Outstanding"

      Every Unit created and issued hereunder shall be deemed to be Outstanding until it shall be cancelled or delivered to the Trustee for cancellation, provided that:

      (a) when a new Certificate has been issued in substitution for a Certificate which has been lost, stolen, destroyed or mutilated, only the Units represented by the new Certificate shall be counted for the purpose of determining the number of Units Outstanding; and

      (b) for the purpose (and only for such limited purpose) of any provision of this Declaration of Trust or any Material Contract entitling holders of Outstanding Units to vote, sign consents, requisitions or other instruments or take any other action under this Declaration of Trust or any Material Contract, Units owned directly or indirectly, legally or equitably, by the Corporation or any Affiliate thereof shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, only the Units which the Trustee knows are so owned shall be so disregarded.

1.3   Headings

      The division of this Declaration of Trust into Articles and Sections, the provision of a table of contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Declaration of Trust.

1.4   Construction of Terms

      In this Declaration of Trust, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to dollar amounts refer to such amounts in Canadian currency; references to "this Declaration of Trust", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Declaration of Trust, and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof; and the expressions "Article" and "Section" followed by a number, letter, or combination of numbers and letters refer to the specified Article or Section of this Declaration of Trust.

1.5   References to Acts Performed by the Trust

      Any reference in this Declaration of Trust to an act to be performed by the Trust shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Trust or, to the extent applicable, by the Corporation on behalf of the Trust pursuant to the Management Agreement.

1.6   Proposed Amendments to the Income Tax Act

      For the purposes of applying the provisions of this Declaration of Trust, where there are proposals for amendments to the Income Tax Act which have not been enacted into law or proclaimed into force by their proposed effective date, the Trustees may take such proposals into consideration and apply the provisions hereof as if such proposed amendments had already been enacted into law and proclaimed into force.

                                    ARTICLE 2
                                    THE TRUST

2.1   Settlement of Trust

      The Initial Unitholder paid concurrent with the execution of the Declaration of Trust, the Settled Amount to the Trustee for the purpose of settling the Trust, and the Trustee confirms that it has received the Settled Amount and the Initial Unitholder was issued one initial Unit (the "Initial Unit") in the Trust.

2.2   Declaration of Trust

      The Trustee hereby agrees and declares that it holds the Trust Fund in trust for the use and benefit of the Unitholders upon the trusts and subject to the terms and conditions set forth in this Declaration of Trust.

2.3   Name

      The name of the Trust shall be "PrimeWest Energy Trust" and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name. If the Trustee determines that the use of the name "PrimeWest Energy Trust" is not practicable, legal or convenient, the Trustee may use such other designation or may adopt such other name for the Trust as it deems appropriate, and thereafter the Trust may conduct its activities under such other designation or name. Without limiting the foregoing, the Trustee may enter into agreements and other documents for and on behalf of the Trust under the name "PrimeWest Energy Trust" and the Trustee hereby acknowledges and confirms that any such agreement or other document so entered into under the name "PrimeWest Energy Trust" shall for all purposes be and be deemed to have been entered into by, and binding on, the Trustee, as trustee for and on behalf of the Trust.

2.4   Nature of the Trust

      The Trust is an open-end unincorporated investment trust established for the purpose of purchasing and holding the Royalty. The only undertaking of the Trust is and will be investing the funds of the Trust in the Royalty, Short Term Investments and Subsequent Investments. The Trust is not, is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture company, corporation or joint stock company, nor shall the Trustee or the Unitholders or any of them or any Person be, or be deemed to be, treated in any way whatsoever as, or liable or responsible hereunder as, partners or joint venturers. The Trustee shall not be, or be deemed to be, an agent of the Unitholders. The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration of Trust.

2.5   Rights of Unitholders

      No Unitholder or Unitholders shall be entitled to interfere with or give any direction to the Trustee or the Corporation with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustee or the Corporation under this Declaration of Trust or the Management Agreement. The legal ownership of the assets of the Trust and the right to conduct the affairs of the Trust (subject to the limitations contained herein) are vested exclusively in the Trustee, and the Unitholders shall have no interest therein other than the rights specifically set forth in this Declaration of Trust and shall have no right to compel or call for any partition, division, dividend or distribution of the Trust Fund or any of the assets of the Trust except as specifically provided herein. The Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of Trust. No Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

2.6   Liability of Unitholders

      No Unitholder shall incur or be subject to any liability in contract or in tort or of any other kind to any Person in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other Person pursuant to this Declaration of Trust or with respect to any act or omission of the Trustee or any other Person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other Person hereunder or with respect to any transaction entered into by the Trustee or by any other Person pursuant to this Declaration of Trust, and no Unitholder shall be liable to indemnify the Trustee or any other Person with respect to any such liability or liabilities incurred by the Trustee or by any such other Person or Persons or with respect to any taxes payable by the Trust or by the Trustee or any other Person on behalf of or in connection with the Trust; provided, however, to the extent that, notwithstanding the foregoing, any Unitholders are held by a court of competent jurisdiction to be subject to any such liability, such liability shall be enforceable only against, and shall be satisfied only out of, the Trust Fund.

2.7   Contracts of the Trust

      Every contract entered into by or on behalf of the Trust, whether by the Trustee, the Corporation or otherwise, shall (except as the Trustee or the Corporation may otherwise expressly agree in writing with respect to their own personal liability) include a provision substantially to the following effect:

      The parties hereto acknowledge that the [Trustee] [Corporation] is entering into this agreement solely [in its capacity as Trustee] [on behalf] of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the [Trustee] [Corporation] or any of the Unitholders of the Trust and that any recourse against the Trust [, the Trustee] [, the Corporation] or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Declaration of Trust dated August 2, 1996 and restated November 6, 2002 as amended from time to time.

      The omission of such a provision from any such written instrument shall not operate to impose personal liability on the Trustee, the Manager, the Corporation or any Unitholder.

2.8   Head Office of Trust

      The head office of the Trust shall be located at 4700, 150 - 6th Avenue S.W., Calgary, Alberta T2P 3Y7, or at such other place as the Trustee may from time to time designate.

                                   ARTICLE 3
                                     UNITS

3.1   Designation and Number of Units

      The beneficial interests in the Trust shall be divided into interests of one class, described and designated as Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein. The aggregate number of Units which may be authorized and issued hereunder is unlimited.

3.2   Offerings of Units

      Units may be issued at the times, to the persons, for the consideration and on the terms and conditions that the Corporation determines. Units, including rights to acquire Units, may be offered pursuant to Offering Documents or other agreements or arrangements on such terms and conditions and at such time or times as the Corporation may determine.

3.3   Ranking of Units

      Each Unit represents an equal fractional undivided beneficial interest in the Trust Fund. All Units Outstanding from time to time shall be entitled to equal shares in any distributions by the Trust and, in the event of termination of the Trust, in the net assets of the Trust. All Units shall rank among themselves equally and rateably without discrimination, preference or priority whatever may be the actual date or terms of issue thereof.

3.4   Units Non-Assessable

      Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Units; provided however notwithstanding the foregoing the Units to be issued under an Offering may be issued for a consideration payable in instalments and the Trust may take security over such Units to be issued under any such Offering as security for unpaid instalments and may assign all or any part of its interests in that security.

3.5   No Conversion, Retraction, Redemption or Pre-Emptive Rights

      There are no conversion, retraction, redemption or pre-emptive rights attaching to the Units, other than as set forth herein.

3.6   No Fractional Units

      Fractions of Units shall not be issued.

3.7   Transferability of Units

      The Units are transferable.

3.8   Non-Resident Unitholders

      At no time may more than one-half of the Outstanding Units be held by non-residents of Canada ("non-residents") within the meaning of the Income Tax Act. If at any time the Trustee becomes aware, as a result of requiring declarations as to beneficial ownership under Section 8.11 or otherwise, that the beneficial owners of 49% of the Units then Outstanding are or may be non-residents or that such a situation is imminent, the Trustee may make a public announcement thereof and shall not accept a subscription for Units from or issue or register a transfer of Units to a Person unless the Person provides a declaration pursuant to Section 8.11 that the Person is not a non-resident. If, notwithstanding the foregoing, the Trustee determines that a majority of the Units are held by non-residents, the Trustee may send a notice to non-resident holders of Units, chosen in inverse order to the order of acquisition or registration or in such other manner as the Trustee may consider equitable and practicable, requiring them to sell their Units or a specified portion thereof within a specified period of not less than 60 days. If the Unitholders receiving such notice have not within such period sold the specified number of Units or provided the Trustee with satisfactory evidence that they are not non-residents, the Trustee may on behalf of such Unitholders sell such Units and, in the interim, shall suspend the voting and distribution rights attached to such Units. Any sale shall be made on any stock exchange on which the Units are then listed and, upon such sale, the affected holders shall cease to be holders of Units and their rights shall be limited to receiving the net proceeds of sale upon surrender of the Certificates representing such Units.

3.9   Re-Purchase of Initial Unit by Trust

      Immediately after the closing of the Initial Offering, the Trust purchased the Initial Unit from the Initial Unitholder, and the Initial Unitholder sold the Initial Unit to the Trust for a purchase price of $100.00 and, on the completion of that purchase and sale, the Initial Unit was cancelled and is no longer outstanding for any of the purposes of this Declaration of Trust.

3.10  Special Voting Units

      In addition to Units, the Trust is hereby empowered to issue Special Voting Units having the rights and subject to the limitations, restrictions and conditions set forth herein. The number of Special Voting Units that may be issued shall be unlimited.

      Subject to the proviso that Special Voting Units may only be issued by the Trust in conjunction with the issuance by the Corporation or an Affiliate of the Corporation of Exchangeable Shares, Special Voting Units may be issued at the times, to the persons, for the consideration and on the terms and conditions that the Corporation may determine.

      Each Special Voting Unit shall entitle the holder thereof to attend and vote at all meetings of Unitholders. The maximum number of votes attached to each Special Voting Unit shall be that number of Units into which the Exchangeable Shares issued in conjunction with the Special Voting Unit and at that time outstanding are then exchangeable. Special Voting Units may be voted by proxy on all matters that may properly come before the Unitholders of the Trust. Prior to delivering a Special Voting Unit proxy, the holder of a Special Voting Unit shall be obligated to determine, in a manner approved by the Corporation, the manner in which the holders of the then outstanding Exchangeable Shares that were issued in conjunction with that Special Voting Unit would vote on each matter put before the Unitholders. The holder of the Special Voting Unit would then be obligated to complete the Special Voting Unit proxy and record as votes in favour of the matter that number of votes equal to the number of Units into which the Exchangeable Shares which voted in favour of the matter are then exchangeable and record as votes against the matter that number of votes equal to the number of Units into which the Exchangeable Shares which voted against the matter are then exchangeable. Votes attached to the Special Voting Unit may only be counted to the extent of the number of Units into which the Exchangeable Shares issued in connection with the Special Voting Unit and then outstanding have recorded a vote on the matter.

      Special Voting Units shall have the rights granted above in respect of voting at meetings of Unitholders and shall have no other rights in the Trust or the Trust Fund and for greater certainty Special Voting Units do not represent a beneficial interest in the Trust.

                                   ARTICLE 4
                          INVESTMENT OF THE TRUST FUND

4.1   Investments

      Any funds within the Trust Fund, including the Net Proceeds of Offerings and any funds borrowed by the Trust shall be used by the Trust only to make the Deferred Purchase Price Obligation, to acquire other royalties in respect of Properties, investing in any other securities (including securities of the Corporation or any affiliate of the Corporation) of an issuer which carries on or intends to carry on the business of the acquisition, ownership or development of petroleum or natural gas properties, royalties or securities relating thereto or in any other property comprising or relating to the petroleum and natural gas business approved by the Corporation or, subject to compliance with Section 4.3, to make loan advances to the Corporation (collectively, "Subsequent Investments"), and to pay costs, fees and expenses associated therewith or incidental thereto.

4.2   Short Term Investments

      Any funds within the Trust Fund that are not required to be invested as provided in Section 4.1 shall be used by the Trust only to acquire Short Term Investments or as permitted by Section 8.2(f) pending making distributions to the Unitholders.

4.3   Other Investment Restrictions

      Without in any manner qualifying or limiting the restrictions imposed by Sections 4.1 and 4.2, under no circumstances shall the Trust acquire any investment which:

      (a) would result in the Units becoming "foreign property" as defined under the provisions of the Income Tax Act at the time such investment was acquired; or

      (b) would result in the Trust not being considered either a "unit trust" or a "mutual fund trust" for purposes of the Income Tax Act at the time such investment was acquired.

                                    ARTICLE 5
                                  DISTRIBUTIONS

5.1   Distributions

      The first Distribution Date of the Trust shall be January 15, 1997. Commencing January 15, 1997 the Trustee shall, subject to Section 5.2, on each Distribution Date cause the Distributable Income of the Trust to be determined in respect of the immediately preceding Record Date and shall, subject to any limitations contained in any Offering Document, distribute all Distributable Income to Unitholders of record as at the close of business on the immediately preceding Record Date in accordance with the Pro Rata Share of each Unitholder on that Record Date (provided that the Trustee may deduct or withhold amounts required by law from any Unitholder's distributions). Each Unitholder shall have the right to enforce the payment of its share of Distributable Income on any Distribution Date.

5.2   Change of Distribution Date

      The Trustee may change the Distribution Dates or any of them at any time after October 15, 1997, subject to having given the Unitholders not less than 60 days' prior written notice, and may change the Record Date for any distribution upon compliance with any requirements of applicable law or the rules of any stock exchange.

5.3   Net Income for Income Tax Purposes to Become Payable

      On December 31 of each fiscal year, an amount equal to the net income of the Trust for such fiscal year determined in accordance with the Income Tax Act, other than subsection 104(6) thereof, to the extent not otherwise payable pursuant to Section 5.1 on any Record Date in the fiscal year (including
December 31 of that fiscal year) or deemed to have become payable for the purposes of such Act pursuant to subsection 104(29) thereof, shall become payable to Unitholders and a Unitholder shall be entitled to enforce payment thereof on that day. Each Unitholder's share thereof shall be equal to the Pro Rata Share of such Unitholder. Notwithstanding the foregoing, the amount of any Distributable Income of the Trust so determined for a fiscal year that is determined by the Trustee to be required to be retained by the Trust in order to pay any tax liability of the Trust in respect of that or any prior fiscal year shall not be payable by the Trust to Unitholders.

5.4   Payment of Amounts Payable

      Where any amount becomes payable to a Unitholder under Section 5.3, such amount shall be paid to the Unitholder on the next Distribution Date unless any Unitholder requests payment thereof prior to that Distribution Date, in which case the amount shall be paid to each Unitholder to whom it became payable forthwith.

5.5   Reinvestment of Distributions

      (a) Subject to receipt of all regulatory approvals, the Trust shall make available to Unitholders the opportunity to reinvest distributions from the Trust in additional Units by participating in a distribution reinvestment plan (the "Plan"). Upon a Unitholder electing to be enrolled in the Plan, all distributions from the Trust will automatically be reinvested on such Unitholder's behalf pursuant to the Plan until such Unitholder terminates his enrolment in the Plan or the Trust terminates the Plan.

      (b) Distributions due to participants in the Plan will be paid to the Trustee in its capacity as agent under the Plan (the "Plan Agent") and be applied to the purchase of Units. The Plan Agent shall make such purchases from the Trust at a discount to the prevailing market price of 5%.

      (c) The Plan Agent shall furnish to each participant after each distribution a report of the Units purchased for the participant's account in respect of such distribution and the cumulative total of all Units purchased for that account. The Trust shall pay out of the Trust Fund the Plan Agent's charges for administering the Plan. Certificates representing Units purchased under the Plan will be issued only upon request of the Unitholder, upon termination of the Unitholder's participation in the Plan or upon termination of the Plan. Distributions on fractional Units will be credited to each participant's account. However, no certificates for fractional Units will be issued. A cash adjustment for any fractional Units shall be paid to such Unitholders, when necessary, by cheque or, with the concurrence of the Plan Agent, as such Unitholder shall otherwise direct.

      (d) Unitholders may terminate their participation in the Plan by written notice to the Plan Agent. Such notice, if actually received prior to a Distribution Date, will be given effect to on that Distribution Date.

            Thereafter, distributions to such Unitholders will be by cheque. The Trust may terminate the Plan, in its sole discretion, upon not less than 30 days' notice to the participants.

                                    ARTICLE 6
                               REDEMPTION OF UNITS

6.1   Right of Redemption

      Each Unitholder shall be entitled to require the Trust to redeem at any time or from time to time at the demand of the Unitholder all or any part of the Units registered in the name of the Unitholder at the prices determined and payable in accordance with the conditions hereinafter provided.

6.2   Exercise of Redemption Right

      To exercise a Unitholder's right to require redemption under this Article 6, a duly completed and properly executed notice requiring the Trust to redeem Units, in a form approved by the Trust, shall be sent to the Trust at the head office of the Trust, together with the Certificate or Certificates representing the Units to be redeemed. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Trust and is accompanied by any further evidence that the Trust may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

      Upon receipt by the Trust of the notice to redeem Units, the Unitholder shall thereafter cease to have any rights with respect to the Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the Unitholders of record on a date which is subsequent to the date of receipt by the Trust of such notice. Units shall be considered to be tendered for redemption on the date that the Trust has, to the satisfaction of the Trust, received the notice, Certificates and other required documents or evidence as aforesaid.

6.3   Cash Redemption

      Subject to Section 6.4, upon receipt by the Trust of the notice to redeem Units in accordance with Section 6.2, the holder of the Units tendered for redemption shall be entitled to receive a price per Unit (hereinafter called the "Cash Redemption Price") equal to the lesser of:

      (a) 95% of the market price of the Units on the principal market on which the Units are quoted for trading during the 10 trading day period commencing immediately after the date on which the Units were tendered to the Trust for redemption; and

      (b) the closing market price on the principal market on which the Units are quoted for trading, on the date that the Units were so tendered for redemption.

      For purposes of subsection 6.3(a), the market price shall be an amount equal to the simple average of the closing price of the Units for each of the trading days on which there was a closing price; provided that if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the Units traded on a particular day, the market price shall be an amount equal to the simple average of the highest and lowest prices for that trading day if there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than five of the ten trading days, the market price shall be the simple average of the following prices established for each of the ten trading days: the average of the bid and ask prices for each day on which there was no trading; the weighted average trading price of the Units for each day that there was trading if the exchange or market provides a weighted average trading price; and the average of the highest and lowest prices of the Units for each day that there was trading, if the market provides only the highest and lowest prices of Units traded on a particular day. For purposes of subsection 6.3(b), the closing market price shall be an amount equal to the closing price of the Units if there was a trade on the date; an amount equal to the average of the highest and lowest prices of Units if there was trading and the exchange or other market provides only the highest and lowest prices of Units traded on a particular day; and the average of the last bid and last ask prices if there was no trading on the date.

      The Cash Redemption Price payable in respect of the Units tendered for redemption during any month shall be paid by cheque, drawn on a Canadian chartered bank or a trust company in lawful money of Canada, payable at par to or to the order of the Unitholder who exercised the right of redemption on the last day of the calendar month following the month in which the Units were tendered for redemption. Payments made by the Trust of the Cash Redemption Price are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentment. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Units so redeemed.

6.4   No Cash Redemption in Certain Circumstances

      Section 6.3 shall not be applicable to Units tendered for redemption by a Unitholder, if:

      (a) the total amount payable by the Trust pursuant to Section 6.3 in respect of such Units and all other Units tendered for redemption in the same calendar month exceeds $100,000 provided that the board of directors of the Corporation may, in its sole discretion, waive such limitation in respect of any calendar month;

      (b) at the time the Units are tendered for redemption, the outstanding Units are not listed for trading on the Toronto Stock Exchange and are not traded or quoted on any other stock exchange or market which the board of directors of the Corporation considers, in their sole discretion, provides representative fair market value prices for the Units; or

      (c) the normal trading of the outstanding Units is suspended or halted on any stock exchange on which the Units are listed for trading or, if not so listed, on any market on which the Units are quoted for trading, on the date that such Units tendered for redemption were tendered to the Trust for redemption or for more than five trading days during the ten day trading period commencing immediately after the date on which such Units tendered for redemption were tendered to the Trust for redemption.

6.5   In Specie Redemption

      If, pursuant to Section 6.4, Section 6.3 is not applicable to Units tendered for redemption by a Unitholder, such Unitholder shall, instead of the Cash Redemption Price per Unit specified in Section 6.3, be entitled to receive a price per Unit (hereinafter called the "In Specie Redemption Price") equal to the fair market value thereof as determined by the board of directors of the Corporation and in making such determination there shall be deducted from such price otherwise determined the amount of the tax liability incurred by the Trust as a result of such redemption (the "Redemption Tax Liability"). The In Specie Redemption Price shall, subject to all necessary regulatory approvals, be paid and satisfied by way of a distribution in specie of the assets of the Trust. No fractional securities of the Trust shall be distributed and where the number of any securities of the Trust to be received upon redemption by a Unitholder would otherwise include a fraction, that number shall be rounded to the next lowest whole number. The In Specie Redemption Price payable in respect of Units tendered for redemption during any month shall be paid by the transfer, to or to the order of the Unitholder who exercised the right of redemption, on the last day (the "Transfer Date") of the calendar month following the month in which the Units were tendered for redemption, of the assets of the Trust, determined as aforesaid. The Fund shall be entitled to all interest paid or accrued and unpaid on any securities of the Trust being transferred, and to all dividends on any securities of the Trust being transferred which have been declared and paid or have been declared payable on or before the Transfer Date and to similar treatment in respect of distributions paid or payable and unpaid in respect of any other securities of the Trust being transferred. Payments by the Trust of the In Specie Redemption Price are conclusively deemed to have been made upon the mailing of the assets of the Trust being transferred by registered mail in a postage prepaid envelope addressed to the former Unitholder. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Units so redeemed.

6.6   Cancellation of Certificates for all Redeemed Units

      All certificates representing Units which are redeemed under this Article 6 shall be cancelled and such Units shall no longer be outstanding and shall not be reissued.

6.7   Deemed Cancellation of Units Tendered into a Take-Over Bid

      Notwithstanding any other provisions of this Article 6, in the event any person holding an option to purchase Units granted pursuant to an option plan, compensation arrangement or other similar arrangement approved by the Trust or Unitholders (as required by applicable law) exercises such option following the commencement of a take-over bid (as defined in the Securities Act (Alberta)) which is not exempt from the take-over bid requirements of the Securities Act (Alberta) and the optionee tenders the Units received on the exercise of such option pursuant to the take-over bid, in the event any such Units so tendered are not, for any reason, taken up and paid for by the Offeror pursuant to the take-over bid then all such Units so purchased by the optionee shall be and shall be deemed to be cancelled and returned to the Trust, and the Trust, upon receiving a written confirmation that all such Units have been transferred back to the Trust, shall refund to the optionee all consideration paid by him or her in the initial purchase of the Units, excluding any commissions and other fees paid in connection with such purchase.

                                    ARTICLE 7
               APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEE

7.1   Trustee's Term of Office

      Subject to Sections 7.2 and 7.3, Computershare Trust Company of Canada is hereby appointed as trustee under this Declaration of Trust for an initial term of office which shall expire at the conclusion of the sixth annual meeting of Unitholders. A decision to reappoint, or to appoint a successor to, the Trustee shall be made at the sixth annual meeting of Unitholders and thereafter at each third annual meeting of Unitholders following the meeting at which any reappointment or appointment is made. Any such reappointment or appointment shall be made either by an Ordinary Resolution at such meeting of Unitholders or in the manner set out in Section 7.4. Notwithstanding the foregoing, if the Trustee is not reappointed at the meeting of Unitholders held immediately before the term of office of the Trustee expires and if no successor to the Trustee is appointed at that meeting, the Trustee shall continue to hold the office of trustee under this Declaration of Trust until a successor has been appointed under Section 7.4.

7.2   Resignation of Trustee

      The Trustee may resign from the office of trustee hereunder on giving not less than 60 days' notice in writing to the Corporation, but no such resignation shall be effective until:

      (a) a new trustee has been appointed in the place of the Trustee in the manner set out in Section 7.4; and

      (b) the new trustee has accepted such appointment and has legally and validly assumed all obligations of the Trustee related hereto.

7.3   Removal of Trustee

      The Trustee shall be removed by notice in writing delivered by the Corporation to the Trustee in the event that, at any time, the Trustee shall no longer satisfy all of the requirements of Section 7.6 or shall be declared bankrupt or insolvent or shall enter into liquidation, whether compulsory or voluntary, and not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction, or if the assets of the Trustee shall otherwise become liable to seizure or confiscation by any public or governmental authority, or if the Trustee shall otherwise become incapable of performing or shall fail in any material respect to perform its responsibilities under this Declaration of Trust, or as a result of a material increase in the fees charged by the Trustee.

      No notice to remove the Trustee under this Section 7.3 shall become effective until:

      (a) the removal of the Trustee has been approved by an Ordinary Resolution at a meeting of Unitholders duly called for that purpose;

      (b) a new trustee has been appointed in the place of the Trustee in the manner set out in Section 7.4; and

      (c) the new trustee has accepted such appointment and has legally and validly assumed all obligations of the Trustee related hereto.

7.4   Appointment of Successor to Trustee

      A successor to a Trustee which has been removed under Section 7.3 or which has given notice of resignation under Section 7.2 shall be appointed by an Ordinary Resolution passed at a meeting of Unitholders duly called for that purpose, provided the successor meets the requirements of Section 7.6.

      Subject to Section 7.6, the Corporation may appoint a successor to any Trustee which has been removed under Section 7.3, which has given a notice of resignation under Section 7.2, or which has not been reappointed under Section 7.1, if the Unitholders fail to do so at the relevant meeting.

      No appointment of any successor trustee shall be effective until such successor trustee has accepted such appointment and has legally and validly assumed all of the obligations of the Trustee related hereto.

7.5   Failure to Appoint Successor

      In the event that no successor to a Trustee which has delivered a notice of resignation in accordance with Section 7.2 or which has received notice of removal in accordance with Section 7.3 has accepted an appointment within 60 days after the receipt by the Corporation of the notice of resignation or 60 days after the receipt by the Trustee of the notice of removal, the Trustee, the Corporation or any Unitholder may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee. The appointment of such successor by such court shall not require the approval of Unitholders.

7.6   Qualifications of Trustee

      The Trustee and any successor to the Trustee or any new trustee appointed under this Article 7 shall be a corporation incorporated under the laws of Canada or of a province thereof and shall be a resident of Canada for the purposes of the Income Tax Act. Such corporation must at all times when it is the Trustee be registered under the laws of the Province of Alberta to carry on the business of a trust corporation and must have undertaken in writing to discharge all of the obligations and responsibilities of the Trustee under this Declaration of Trust. With the exception of the initial Trustee, the Trustee shall be a corporation which has reported in its audited consolidated financial statements for its most recent completed fiscal year shareholders' equity of at least $100 million or such other amount as the Board of Directors shall approve or be an Affiliate of such a corporation, provided that all of the obligations of such Affiliate are unconditionally guaranteed by such a corporation.

                                    ARTICLE 8
                             CONCERNING THE TRUSTEE

8.1   Powers of the Trustee and the Corporation

      (a) Subject to the terms and conditions of this Declaration of Trust and any contracts or obligations of the Trust or the Trustee, the Trustee may exercise from time to time in respect of the Trust Fund any and all rights, powers and privileges that could be exercised by a beneficial owner thereof, except as specifically designated in subsection (b) below.

      (b) The Corporation may exercise from time to time any and all rights, powers and privileges in relation to all matters relating to the maximization of Unitholder value in the context of a response to an offer for Trust Units or for all or substantially all of the assets of the Trust or the Corporation or any subsidiary of the Corporation or the Trust (an "Offer") including (i) any Unitholder rights protection plan (or amendment or waiver thereof) either prior to or during the course of any Offer; (ii) any defensive action either prior to or during the course of any Offer; (iii) the preparation of any "Directors' Circular" in response to any Offer; (iv) consideration on behalf of Unitholders and recommendations to Unitholders in response to any Offer; (v) any regulatory or court action in respect of any related matters; and (vi) the carriage of all related and ancillary matters; and the Corporation accepts such responsibility and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances. The Corporation, may, and if directed by the Corporation in writing, the Trustee shall, execute any agreements on behalf of the Trust as the Corporation shall have authorized within the scope of the exercise of any such rights, powers or privileges.

8.2   Specific Powers and Authorities

      Subject only to the express provisions contained in this Declaration of Trust, the Material Contracts, and any other contracts or obligations of the Trust or of the Trustee in respect of the Trust, and in addition to any other powers and authorities conferred by this Declaration of Trust or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without any action or consent by the Unitholders, shall have the following powers and authorities which may be exercised by it from time to time in its sole judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper, provided that the exercise of such powers and authorities does not adversely affect the status of the Trust as a "unit trust" and a "mutual fund trust" for the purposes of the Income Tax
Act:

      (a) to enter into, perform and enforce the Material Contracts of the Trust;

      (b)   to maintain records and provide reports to Unitholders;

      (c)   to effect payment of distributions to the Unitholders;

      (d)   to apply for ARTC;

      (e) to cause the Trust, to the extent of the Trust Fund, to indemnify the directors of the Corporation;

      (f) to deposit funds of the Trust in interest-bearing accounts in banks or trust companies, including the Trustee or an Affiliate of the Trustee, whose short term obligations constitute Short Term Investments, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more officers, agents or representatives) as the Trustee may determine;

      (g) to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any part of the assets of the Trust, to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally or for any particular meeting or action and may include the exercise of discretionary power;

      (h) when reasonably required, to engage or employ any Persons as agents, representatives, employees or independent contractors (including, without limitation, investment advisers, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

      (i) to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

      (j) to arrange for insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustee or the Unitholders against any and all claims and liabilities of any nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee or Unitholders;

      (k) to cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustee or, except as prohibited by law, by and/or in the name of the Trust or any other custodian or Person, on such terms, in such manner, with such powers in such person as the Trustee may determine and with or without disclosure that the Trust or the Trustee is interested therein, provided however that should legal title to any of the Trust's assets be held by and/or in the name of any Person or Persons other than the Trustee or the Trust, the Trustee shall require such Person or Persons to execute a trust agreement acknowledging that legal title to those assets is held in trust for the benefit of the Trust;

      (l) to accept, hold, renew or extend or participate in the acceptance, holding, renewal or extension of any security upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any security or to any other modification or change in the terms of any security or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default in the performance of any covenant or condition of any security or in the performance of any guarantee, or to enforce the rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure, to take a conveyance in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to relieve the obligation on the covenants secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies with respect to any such security or guarantee;

      (m) to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted;

      (n)   to pay out of the Trust Fund the Trust Expenses;

      (o) except as prohibited by law, to delegate any or all of the management and administrative powers and duties of the Trustee to the Corporation or any one or more agents, representatives, officers, employees, independent contractors or other Persons without liability to the Trustee except as provided in this Declaration of Trust;

      (p) to borrow and repay funds and incur and pay indebtedness and guarantee the indebtedness of the Corporation and assign, charge, pledge, hypothecate, grant a security interest in, mortgage and encumber the Trust Fund as security for such borrowed funds, indebtedness or guarantee;

      (q) to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration of Trust;

      (r) to issue additional Units from time to time in accordance with Offering Documents, this Declaration of Trust or as directed by the Corporation;

      (s) to use reasonable efforts to ensure that the Trust complies with the requirements of sections 108(2)(b) and 132(6) of the Income Tax Act, as from time to time amended or replaced; and

      (t) without limiting any of the provisions hereof, to pay out of the Trust Fund:

            (i)   Underwriters' Fees;

            (ii) the purchase price of the Royalty, Short Term Investments and Subsequent Investments;

            (iii) the Deferred Purchase Price Obligation;

            (iv)  Issue Expenses; and

            (v)   all structuring fees;

            all as contemplated by the Offering Documents, this Declaration of Trust or the Material Contracts.

8.3   Banking

      The banking activities of the Trust, or any part thereof, shall be transacted with such bank, trust company or other firm or corporation carrying on a banking business (including the Trustee or an Affiliate of the Trustee) as the Trustee may designate, appoint or authorize from time to time, and all such banking activities, or any part thereof, shall be transacted on the Trust's behalf by such one or more officers of the Trustee or other Persons (who may be officers or employees of the Corporation) as the Trustee may designate, appoint or authorize from time to time.

8.4   Standard of Care

      Except as otherwise provided herein, the Trustee shall comply with any agreements contemplated hereby which may be binding on the Trustee or the Trust and shall exercise its powers and carry out its functions hereunder as trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. Unless otherwise required by law, the Trustee shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustee, in its capacity as trustee, shall not be required to devote its entire time to the affairs of the Trust.

8.5   Fees and Expenses

      The Trustee shall be paid by the Corporation such fees as may be agreed upon in writing from time to time by the Corporation and the Trustee, and if any such fees are not paid by the Corporation within 30 days of the date of any invoice in respect thereof, the Trustee shall be entitled to have such fees paid out of the Trust Fund. As part of Trust Expenses, the Trustee may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including fees of auditors, lawyers, appraisers and other agents, consultants and professional advisers employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders. All costs, charges and expenses (including any amounts payable to the Trustee under Sections 8.7 and 8.8) properly incurred by the Trustee on behalf of the Trust shall be payable by the Corporation, and if any such costs, charges and expenses are not paid by the Corporation within 30 days of the date of any invoice in respect thereof, the Trustee shall be entitled to have such costs, charges and expenses paid out of the Trust Fund. The Trustee shall have a lien on the Trust Fund (which shall have priority over the interests of the Unitholders pursuant hereto) to enforce payment of the fees, costs, expenses and other amounts payable or reimbursable by the Trust to the Trustee.

8.6   Limitations on Liability of Trustee

      The Trustee, its directors, officers, employees, shareholders and agents shall not be liable to any Unitholder or any other Person, in tort, contract or otherwise, in connection with any matter pertaining to the Trust or the Trust Fund, arising from the exercise by the Trustee of any powers, authorities or discretion conferred under this Declaration of Trust, including, without limitation, any action taken or not taken in good faith in reliance on any documents that are, prima facie, properly executed, any depreciation of, or loss to, the Trust Fund incurred by reason of the sale of any asset, any inaccuracy in any evaluation provided by the Corporation or any other appropriately qualified Person, any reliance on any such evaluation, any action or failure to act of the Corporation or any other Person to whom the Trustee has, with the consent of the Corporation, delegated any of its duties hereunder, or any other action or failure to act (including failure to compel in any way any former trustee to redress any breach of trust or any failure by the Corporation to perform its duties under or delegated to it under this Declaration of Trust or any Material Contract), unless such liabilities arise out of the Trustee's or any such director's, officer's, employee's, shareholder's or agent's gross negligence, wilful default or fraud. If the Trustee has retained an appropriate expert or adviser or Counsel with respect to any matter connected with its duties under this Declaration of Trust or any Material Contract, the Trustee may act or refuse to act based on the advice of such expert, adviser or Counsel, and the Trustee shall not be liable for and shall be fully protected from any loss or liability occasioned by any action or refusal to act based on the advice of any such expert, adviser or Counsel. In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Declaration of Trust, the Trustee is and shall be conclusively deemed to be acting as trustee of the assets of the Trust and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trust Fund.

8.7   Indemnification of Trustee

      The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless the Trustee and each of its directors, officers, employees, shareholders and agents and all of their successors and assigns (collectively, the "Indemnified Parties") in respect of:

      (a) any liability and all costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against any Indemnified Party, as the case may be, for or in respect of any act, omission or error in respect of the Trust and the Trustee's execution of all duties and responsibilities and exercise of all powers and authorities pertaining thereto; and

      (b) all other costs, charges, taxes, penalties and interest in respect of unpaid taxes and all other expenses and liabilities sustained or incurred by the Trustee in respect of the administration or termination of the Trust;

unless any of the foregoing arises out of the Indemnified Party's gross negligence, wilful default or fraud, in which case the provisions of this
Section 8.7 shall not apply.

8.8   Environmental Indemnity

      The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless, the Indemnified Parties against any loss, expense, claim, liability or asserted liability (including strict liability and costs and expenses of abatement and remediation of spills or releases of contaminants and liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of:

      (a)   the administration of the Trust created hereby; or

      (b) the exercise or performance by the Trustee of any rights or obligations hereunder or under any of the Material Contracts;

and which result from or relate, directly or indirectly, to:

      (c) the presence or release or threatened presence or release of any contaminants, by any means or for any reason, on or in respect of the Properties, whether or not such presence or release or threatened presence or release of the contaminants was under the control, care or management of the Trust or the Corporation, or of a previous owner or operator of a Property;

      (d) any contaminant present on or released from any property adjacent to or in the proximate area of the Properties;

      (e) the breach or alleged breach of any federal, provincial or municipal environmental law, regulation, by-law, order, rule or permit by the Trust or the Corporation or an owner or operator of a Property; or

      (f) any misrepresentation or omission of a known fact or condition made by the Corporation relating to any Property.

            For purposes of this Section 8.8, "liability" shall include:

            (i)   liability  of an  Indemnified  Party for costs and expenses of
                  abatement   and   remediation   of  spills  and   releases  of
                  contaminants;

            (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damage and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party; and

            (iii) liability of the Indemnified Party for damage to or impairment of the environment.

      Notwithstanding the foregoing, the Trust shall not be liable to indemnify an Indemnified Party against any loss, expense, claim, liability or asserted liability to the extent such results from the gross negligence, wilful default or fraud of the Indemnified Party.

8.9   Apparent Authority

      No Person dealing with the Trustee or with any officer, employee or agent of the Trustee shall be bound to make any inquiry concerning the validity of any transaction purported to be made by the Trustee or by such officer, employee or agent or to make any inquiry concerning, or be liable for, the application of money or property paid, lent or delivered to or on the order of the Trustee or of such officer, employee or agent. Any Person dealing with the Trustee in respect of any matter pertaining to the Trust Fund and any right, title or interest therein shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, employee or any other Person to act for and on behalf and in the name of the Trust.

8.10  Notice to Unitholders of Non-Eligibility for Deferred Income Plans

      If the Trustee becomes aware that the Units have ceased to be qualified investments for registered retirement savings plans, registered retirement income funds and deferred profit sharing plans (all within the meaning of the Income Tax Act) or any of such plans, the Trustee shall give notice to Unitholders at their latest address as shown on the register of Unitholders that Units have ceased to be qualified investments for such plans. The Trustee shall not be liable to the Trust or to any Unitholder for any costs, expenses, charges, penalties or taxes imposed upon a Unitholder as a result of or by virtue of a Unit not being a qualified investment for any such plan, notwithstanding any failure or omission of the Trustee to have given such notice, provided the Trustee has complied with Section 8.4.

8.11  Declaration as to Beneficial Owner

      The Trustee may require any Unitholder as shown on the register of Unitholders to provide a declaration, in form prescribed by the Trustee, as to the beneficial owner of Units registered in such Unitholder's name and as to the jurisdiction in which such beneficial owner is resident.

8.12  Conditions Precedent to Trustee's Obligation to Act

      The obligation of the Trustee to call any meeting pursuant to Article 11 or to commence to wind up the affairs of the Trust pursuant to Article 15 shall be conditional upon the Corporation, Unitholders or any other Person furnishing sufficient funds to commence or continue such act, action or proceeding and furnishing an indemnity (to the extent sufficient funds for such purpose are not available in the Trust Fund) reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof, and the obligation of the Trustee to commence or continue any other act, action or proceeding for the purpose of performing its duties under this Declaration of Trust or enforcing the rights of the Trustee and of the Unitholders shall, if required by notice in writing by the Trustee, be subject to the same conditions as to funding and indemnity. None of the provisions contained in this Declaration of Trust shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is indemnified as aforesaid.

8.13  Survival of Indemnities

      The indemnities provided in Sections 8.7 and 8.8 shall survive the termination of this Declaration of Trust under Article 15 and the removal or resignation of the Trustee under Article 7.

8.14  Trustee May Have Other Interests

      Subject to applicable securities laws and the qualifications of the Trustee provided in Section 7.6, and without affecting or limiting the duties and responsibilities or the limitations and indemnities provided in this Declaration of Trust, the Trustee is hereby expressly permitted to:

      (a) be an Associate or an Affiliate of a Person from or to whom assets of the Trust have been or are to be purchased or sold;

      (b) be, or be an Associate or an Affiliate of, a Person with whom the Trust or the Corporation contracts or deals or which supplies services to the Trust or the Corporation;

      (c) acquire, hold and dispose of, either for its own account or the accounts of its customers, any assets not constituting part of the Trust Fund, even if such assets are of a character which could be held by the Trust, and exercise all rights of an owner of such assets as if it were not a trustee;

      (d) carry on its business as a trust company in the usual course while it is the Trustee, including the rendering of trustee or other services to other trusts and other Persons for gain; and

      (e) derive direct or indirect benefit, profit or advantage from time to time as a result of dealing with the Trust or the relationships, matters, contracts, transactions, affiliations or other interests stated in this Section 8.14 without being liable to the Trust or any Unitholder for any such direct or indirect benefit, profit or advantage.

Subject to applicable laws, none of the relationships, matters, contracts, transactions, affiliations or other interests permitted above shall be, or shall be deemed to be or to create, a material conflict of interest with the Trustee's duties hereunder.

8.15  Documents Held by Trustee

      Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any chartered bank in Canada, including an Affiliate of the Trustee, or deposited for safekeeping with any such bank.

8.16  Limitations on Borrowing

      The Trust will not borrow, and will not permit the Corporation or any of their respective subsidiaries to borrow, any funds from any third party (whether by way of direct cash advances, requesting the issuance of bankers' acceptances or letters of credit or otherwise), unless at the time of such borrowings and after giving effect to such borrowings:

      (a) the aggregate amount of all third party borrowings on a consolidated basis outstanding are not greater than 40% of the Reserve Value of all of the oil and gas properties (including any properties being acquired with such borrowings) owned by the Trust, the Corporation and their respective subsidiaries (without duplication) plus 40% of the net asset value of all non-reserve based assets at that time; and

      (b) the Trust's bona fide estimate of the Debt Service Costs which will accrue during the 12 month period thereafter will not exceed 30% of the Trust's bona fide estimate of the aggregate of the following for such period:

            (i)   the Trust's consolidated cashflow; plus

            (ii)  the Trust's consolidated interest expense.

8.17  Credit Facilities Unaffected

      Notwithstanding the restrictions set out in Section 8.16:

      (a) any liability or obligation of the Trust or the Corporation to a Lender in respect of a borrowing that contravenes the borrowing limitations contained in Section 8.16 shall not be affected, reduced or impaired by such contravention; and

      (b) the priority, validity, effectiveness and enforceability of any security interest granted by the Trust or the Corporation to any Lender and which contravenes the borrowing limitations contained in
            Section 8.16 shall not be affected, prejudiced or impaired by such contravention.

                       ARTICLE 9 MANAGEMENT OF THE TRUST

9.1   Delegation of Management

      Except as otherwise provided herein or as expressly prohibited by law, the Trustee may grant or delegate to the Corporation such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under this Declaration of Trust, without regard to whether such authority is normally granted or delegated by trustees. The Trustee may grant broad discretion to the Corporation to administer and manage the day-to-day operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make decisions which conform to general policies and general principles set forth herein or established by the Trustee. The Corporation shall have the powers and duties expressly provided for herein and in the Management Agreement, including the power to further delegate administration of the Trust, provided that no further delegation shall be effective until the Corporation shall have notified the Trustee of the name of the Person or Persons to whom such further delegation is made and the terms and conditions thereof. The Trustee may enter into a contract with the Corporation relating to the Corporation's authority, term of appointment, compensation and any other matters deemed desirable by the Trustee.

9.2   Offerings

      The Trustee hereby delegates to the Corporation responsibility for any and all matters relating to an Offering including:

      (a)   ensuring compliance with all applicable laws;

      (b) all matters relating to the content of any Offering Documents, the accuracy of the disclosure contained therein, and the certification thereof;

      (c)   all matters concerning the terms of the Material Contracts; and

      (d) all matters concerning any Underwriting Agreement providing for the sale of Units or rights to Units.

The Corporation accepts such delegation and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances. The Corporation may, and if directed by the Corporation in writing the Trustee shall, execute any agreements on behalf of the Trust as the Corporation shall have authorized within the scope of any authority delegated to it hereunder.

9.3   Power of Attorney

      Without limiting any of the other provisions of this Article 9, the Trustee hereby irrevocably delegates to the Corporation from time to time the full power and authority, and irrevocably constitutes the Corporation its true and lawful attorney in fact, to sign on behalf of the Trust all prospectuses, annual information forms, management proxy circulars, other Offering Documents and any other documents ancillary or similar thereto or to complete the transactions contemplated thereby that are required to be signed by the Trust from time to time.

9.4   Liability of Trustee

      The Trustee shall have no liability or responsibility for any matters delegated to the Corporation hereunder or under any of the Material Contracts, and the Trustee, in relying upon the Corporation and in entering into the Material Contracts, shall be deemed to have complied with its obligations under
Section 8.4 and shall be entitled to the benefit of the indemnity provided in Sections 8.7 and 8.8.

9.5   Performance of Obligations

      In the event that the Corporation is unable or unwilling to perform its obligations under the Management Agreement, the Trustee shall either perform all obligations of the Corporation thereunder or shall be entitled to engage another Person that is duly qualified to perform such obligations.

                                   ARTICLE 10
                                   AMENDMENT

10.1  Amendment

      Except as otherwise specifically provided herein, the provisions of this Declaration of Trust may only be amended by the Trustee with the consent of the Unitholders by Special Resolution; provided that the provisions of this Declaration of Trust and the Material Contracts may be amended by the Trustee at any time or times, without the consent, approval or ratification of any of the
Unitholders:

      (a)   prior to closing the Initial Offering; or

      (b)   at any time for the purpose of:

            (i) ensuring that the Trust will comply with any applicable laws or requirements of any governmental agency or authority of Canada or of any province;

            (ii) ensuring that the Trust will satisfy the provisions of each of sections 108(2)(b) and 132(6) of the Income Tax Act, as from time to time amended or replaced;

            (iii) ensuring that such  additional  protection is provided for the
                  interests   of   Unitholders   as  the  Trustee  may  consider
                  expedient;

            (iv) removing or curing any conflicts or inconsistencies between the provisions of this Declaration of Trust, any supplemental indenture or the Royalty Agreement and any other agreement of the Trust, any Offering Document with respect to the Trust, or any applicable law or regulation of any jurisdiction, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not materially prejudiced thereby; and

            (v) curing, correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not materially prejudiced thereby.

      Notwithstanding the foregoing, no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of amending this Section 10.1 without the consent of the holders of all of the Units then Outstanding.

10.2  Notification of Amendment

      As soon as shall be practicable after the making of any amendment pursuant to this Article 10, the Trustee shall furnish written notification of the substance of such amendment to each Unitholder.

                                   ARTICLE 11
                             MEETINGS OF UNITHOLDERS

11.1  Meetings of Unitholders

      Annual meetings of the Unitholders shall be called by the Trustee, commencing in 1997, on a day, at a time and at a place to be set by the Trustee. The business transacted at such meetings shall include the transaction of such business as Unitholders may be entitled to vote upon as provided in this Article 11, or as the Trustee may determine. Special meetings of the Unitholders may be called at any time by the Trustee and shall be called by the Trustee upon the written request of Unitholders holding in the aggregate not less than 20% of the Units then Outstanding, such request specifying the purpose or purposes for which such meeting is to be called. Meetings of Unitholders shall be held in the City of Calgary, or at such other place as the Trustee shall designate. The chairman of any annual or special meeting shall be a Person designated by the Trustee for the purpose of such meeting except that, on the motion of any Unitholder, any Person may be elected as chairman by a majority of the votes cast at the meeting instead of such designated Person or in the event that no Person shall be designated by the Trustee.

11.2  Notice of Meetings

      Notice of all meetings of Unitholders shall be given by unregistered mail postage prepaid addressed to each Unitholder at his registered address, mailed at least 21 days and not more than 50 days before the meeting. Such notice shall set out the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder to form a reasoned judgment thereon, together with the text of any special resolution in substantially final form proposed to be passed. Any adjourned meeting may be held as adjourned without further notice. The accidental omission to give notice to or the non-receipt of such notice by the Unitholders shall not invalidate any resolution passed at any such meeting.

11.3  Quorum

      At any meeting of Unitholders, subject as hereinafter provided, a quorum shall consist of two Persons either present in person or represented by proxy and representing in the aggregate not less than 5% of the Outstanding Units. If a quorum is not present at the appointed place on the date for which the meeting is called within one-half hour after the time fixed for the holding of such meeting, the meeting, if convened on the requisition of Unitholders, shall be dissolved, but in any other case it shall stand adjourned to such day being not less than 14 days later and to such place and time as may be appointed by the chairman of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall constitute a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

11.4  Voting Rights of Unitholders

      Only Unitholders of record shall be entitled to vote and each Unit shall entitle the holder or holders of that Unit to one vote at any meeting of Unitholders. At any meeting of Unitholders, any holder of Units entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such agent of the Trustee as the Trustee may direct, for verification at least 24 hours prior to the commencement of such meeting. If approved by the Trustee, proxies may be solicited in the name of the Trustee. When any Unit is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, the joint owner present or represented whose name appears first in the register maintained pursuant to Section 12.5 shall be entitled to cast such vote.

11.5  Actions Requiring Ordinary Resolutions

      The following actions by the Trustee or otherwise shall require the prior approval of the Unitholders by means of an Ordinary Resolution and Unitholders will be entitled to pass Ordinary Resolutions which will bind the Trustee with respect to the following matters:

      (a)   appointing and removing the Trustee as provided for in Article 7;

      (b)   appointing  and removing the Auditors as provided for in Article 18;
            or

      (c)   appointing and removing Directors as provided for in Article 18.

11.6  Actions Requiring Special Resolutions

      The following actions by the Trustee shall require the prior approval of the Unitholders by means of a Special Resolution and Unitholders will be entitled to pass Special Resolutions which will bind the Trustee with respect to the following matters:

      (a) amending this Declaration of Trust other than for the purposes specified in Section 10.1 and Section 16.1 (other than Section 16.1(a));

      (b) amending any of the Material Contracts (other than any Underwriting Agreement) other than for the purposes specified in Section 10.1;

      (c)   subdividing or consolidating Units;

      (d)   terminating  and  winding-up  the Trust as  provided  for in Section
            15.2;

      (e)   appointing an inspector as provided for in Section 11.10;

      (f) authorizing dispositions by the Corporation of oil and gas reserves of the Corporation where the value of such reserves would constitute more than 25% of the aggregate of the present worth of all of the estimated pre-tax net cash flow from all of the proved reserves and 50% of the estimated pre-tax net cash flow from all of the probable reserves of the Corporation, the Trust and their subsidiaries taken as a whole as shown in the most recent engineering report relating to such reserves;

      (g) approving any matter required by the provisions of any Material Agreement to be approved by Special Resolution; or

      (h) selling or agreeing to sell the property of the Trust as an entirety or substantially as an entirety or assigning, transferring or disposing of the Royalty in its entirety or substantially in its entirety.

      Except  with  respect  to the  matters  set out in  Section  11.5 and this
Section 11.6, no action taken by the Unitholders and no resolution of the Unitholders at any meeting shall in any way bind the Trustee. Any action taken or resolution passed in respect of any matter at a meeting of Unitholders shall be by Special Resolution unless the contrary is otherwise expressly provided under any specific provision of this Declaration of Trust.

11.7  Meaning of "Special Resolution"

      The expression "Special Resolution" means a resolution proposed to be passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Declaration of Trust at which two or more holders of at least 5% of the aggregate number of Units then Outstanding are present in person or represented by proxy and passed by the affirmative votes of the holders of not less than 66% of the Units represented at the meeting and voted on a poll upon such resolution.

      Notwithstanding Section 11.3, if, at any such meeting, the holders of 5% of the aggregate number of Units Outstanding are not present in person or represented by proxy within one-half hour after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Unitholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 11.2. Such notice shall state that at the adjourned meeting the Unitholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Unitholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 11.7 shall be a Special Resolution within the meaning of this Declaration of Trust, notwithstanding that the holders of less than 5% of the aggregate number of Units then outstanding are present in person or represented by proxy at such adjourned meeting.

      Votes on any Special Resolution shall always be given on a poll and no demand for a poll on any Special Resolution shall be necessary. No Special Resolution changing or amending any provision hereof relating to or affecting:

      (a) the Trustee, including the qualification, powers, authorities, appointment, removal or resignation thereof;

      (b)   the Royalty Agreement; or

      (c)   the provisions of Article 10, Article 11 or Article 15;

shall be effective prior to 60 days from the adoption thereof in accordance with the provisions hereof.

11.8  Record Date for Voting

      For the purpose of determining the Unitholders who are entitled to receive notice of and vote or act at any meeting or any adjournment thereof, the Trustee may fix a date not more than 50 days and not less than 21 days prior to the date of any meeting of Unitholders as a record date for the determination of Unitholders entitled to receive notice of and vote at such meeting or any adjournment thereof, and any Unitholder who was a Unitholder at the time so fixed shall be entitled to receive notice of and vote at such meeting or any adjournment thereof even though he has since that time disposed of his Units, and no Unitholder becoming such after that time shall be entitled to receive notice of or vote at such meeting or any adjournment thereof. In the event that the Trustee does not fix a record date for any meeting of Unitholders, the record date for such meeting shall be the Business Day immediately preceding the date upon which notice of the meeting is given as provided under Section 11.2.

11.9  Binding Effect of Resolutions

      Every Ordinary Resolution and every Special Resolution passed in accordance with the provisions of this Declaration of Trust at a meeting of Unitholders shall be binding upon all the Unitholders, whether present at or absent from such meeting, and each Unitholder shall be bound to give effect accordingly to every such Ordinary Resolution and Special Resolution.

11.10 Appointment of Inspector

      The Trustee shall call a meeting of Unitholders upon the written request of Unitholders holding in the aggregate not less than 20% of the Units then outstanding for the purpose of considering the appointment of an inspector to investigate the performance by the Trustee of any of its responsibilities. The inspector shall have such powers not inconsistent herewith as may be conferred upon him at the meeting when he is appointed, but in all events shall not have any powers to act in any capacity as the Trustee hereunder or in place or in stead of the Trustee in any manner hereunder.

11.11 Solicitation of Proxies

      A Unitholder shall have the right to appoint a proxy to attend and act for the Unitholder at any meeting of Unitholders. The Trustee shall solicit proxies from Unitholders in connection with all meetings of Unitholders. In connection therewith, the Trustee shall comply, to the extent possible, with all provisions of the Business Corporations Act (Alberta) and the requirements of Canadian securities legislation applicable to the solicitation of proxies.

11.12 No Breach

      Notwithstanding any provision of this Declaration of Trust, Unitholders shall have no power to effect any amendment hereto which would require the Trustee to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustee under any agreement binding on or obligation of the Trust or the Trustee.

                                   ARTICLE 12
                CERTIFICATES, REGISTRATION AND TRANSFER OF UNITS

12.1  Nature of Units

      The nature of a Unit and the relationship of a Unitholder to the Trustee and the relationship of one Unitholder to another is as described in Section
2.4. The provisions of this Article 12 shall not in any way alter the nature of Units or the relationship of a Unitholder to the Trustee and of one Unitholder to another, but are intended only to facilitate the issuance of certificates evidencing the ownership of Units and the recording of all such transactions whether by the Trust, securities dealers, stock exchanges, transfer agents, registrars or other Persons.

12.2  Certificates

      Certificates shall, subject to the provisions hereof, be substantially in the form annexed hereto as Schedule A or such other form as is authorized from time to time by the Corporation for and on behalf of the Trustee. Certificates are issuable only in fully registered form. The definitive form of the Certificates shall:

      (a)   be in both English and French languages;

      (b)   be dated as of the date of issue thereof; and

      (c) contain such distinguishing letters and numbers as the Trustee shall prescribe.

      In the event that any provision of the Certificates in the French language shall be susceptible of an interpretation different from the equivalent provision in the English language, the interpretation of such provision in the English language shall be determinative.

12.3  Contents of Certificates

      Until otherwise determined by the Trustee, each Certificate shall legibly set forth on the face thereof, inter alia, the following:

      (a) the name of the Trust and the words "a trust created under the laws of the Province of Alberta by a Declaration of Trust dated August 2, 1996 as amended and restated from time to time" or words of like effect;

      (b) the name of the Person to whom the Certificate is issued as Unitholder;

      (c)   the number of Units represented thereby;

      (d)   that the Units represented thereby are transferable;

      (e) "The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of a declaration of trust (which declaration of trust together with all instruments supplemental or ancillary thereto is herein referred to as the "Declaration of Trust") dated August 2, 1996 as amended and restated from time to time, between PrimeWest Energy Inc. (the "Corporation") and
            Computershare Trust Company of Canada (the "Trustee"), the provisions of which Declaration of Trust are binding upon all holders of Trust Units (the "Unitholders"), and to all of which provisions the holder of this certificate, by acceptance of this certificate, assents" or words of like effect;

      (f) "The Declaration of Trust provides that no Unitholder shall incur or be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the assets of the Trust or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Declaration of Trust, and all persons shall look solely to the assets of the Trust for satisfaction of claims of any nature arising out of or in connection therewith and the assets of the Trust only shall be subject to levy or execution" or words of like effect.

The Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

12.4  Signing of Certificates

      Each Certificate shall bear an identifying serial number and shall be signed by the Corporation on behalf of the Trust and shall be countersigned and registered by the Transfer Agent. Any signature by or on behalf of the Corporation appearing on a Certificate may be printed, lithographed or otherwise mechanically reproduced thereon, and any Certificate so signed shall be as valid as if it had been signed manually. Any Certificate so signed, countersigned and registered shall be valid notwithstanding that one or more of the Persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such Certificate. Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

12.5  Register of Unitholders

      A register shall be maintained at the principal corporate trust office of the Transfer Agent in the City of Calgary, which register shall contain the names and addresses of the Unitholders, the respective numbers of Units held by them, the numbers of the Certificates representing such Units, and a record of all transfers thereof. Branch transfer registers shall be maintained in the City of Toronto and at such other offices of the Transfer Agent as the Trustee may from time to time designate. Except in the case of the register required to be maintained at the City of Calgary, the Trustee shall have the power at any time to close any register of transfers and in that event shall transfer the records thereof to another existing register or to a new register.

      Only Unitholders whose Units are recorded in the register shall be entitled to receive distributions or to exercise or enjoy the rights of Unitholders hereunder. The Trustee shall have the right to treat the Persons registered as Unitholders on the register of the Trust as the owners of such
Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders, and the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Unit or any attempt to transfer, pledge or dispose of a Unit, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, until such Unit shall have been transferred on the register of the Trust as herein provided.

      The register  and branch  transfer  registers  referred to in this Section
12.5 shall at all reasonable times be open for inspection by the Unitholders, the Corporation and the Trustee.

12.6  Transfer of Units

      Subject to the provisions of this Article 12, the Units shall be fully transferable without charge as between Persons, but no transfer of Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the register or one of the branch transfer registers maintained by the Transfer Agent. No transfer of a Unit shall be recognized unless such transfer is of a whole number of Units.

      Subject to the provisions of this Article 12, Units shall be transferable on the register or one of the branch transfer registers only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents duly authorized in writing, and only upon delivery to the Trustee or to the Transfer Agent of the Certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters as may reasonably be required by the Trustee. Upon such delivery the transfer shall be recorded on the register of Unitholders and a new Certificate for the residue thereof (if any) shall be issued to the transferor.

      Any Person becoming entitled to any Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law shall be recorded as the holder of such Units and shall receive a new Certificate therefor only upon production of evidence satisfactory to the Trustee thereof and delivery of the existing Certificate to the Trustee, and until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Units for all purposes whether or not the Trustee shall have actual or other notice of such death or other event.

12.7  Units Held Jointly or in a Fiduciary Capacity

      The Trustee may treat two or more Persons holding any Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any Certificate that any Person is in any other manner entitled to any future, limited or contingent interest in any Units; provided, however, that any Person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any Certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. If any Certificate is registered in more than one name, the distributions in respect thereof may be paid to the order of all such holders failing written instruction from them to the contrary, and such payment shall be a valid discharge to the Trustee and any Transfer Agent. In the case of the death of one of more joint holders, the distributions in respect of any Units may be paid to the survivor or survivors of such holders, and such payment shall be a valid discharge to the Trustee and any Transfer Agent.

12.8  Performance of Trust

      The Trustee, the Unitholders and any director, officer, employee or agent of the Trustee shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Units or interests therein by any such Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except for the Person recorded as a Unitholder.

12.9  Lost Certificates

      In the event that any Certificate is lost, stolen, destroyed or mutilated, the Trustee may authorize the issuance of a new Certificate for the same number of Units in lieu thereof. The Trustee may in its discretion, before the issuance of such new Certificate, require the owner of the lost, stolen, destroyed or mutilated Certificate, or the legal representative of the owner, to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustee may deem necessary, to surrender any mutilated Certificate, and to supply to the Trustee a "lost certificate bond" or a similar bond in such reasonable sum as the Trustee may direct indemnifying the Trustee and its agent for so doing. The Trustee shall have the power to require from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Certificates. The Trustee shall pay all premiums and other funds of money payable for such purpose out of the Trust Fund with such contribution, if any, by those insured as may be determined by the Trustee in its sole discretion. If such blanket lost security bond is required, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated Certificate without further action or approval by the Trustee.

12.10 Death of a Unitholder

      The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Declaration of Trust, nor give such Unitholder's personal representative a right to an accounting or to take any action in court or otherwise against other Unitholders, the Trust, the Trustee or the Trust Fund, but shall entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new Certificate for Units in place of the Certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Declaration of Trust.

12.11 Unclaimed Interest or Distribution

      In the event that the Trustee shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustee shall be under no obligation to invest or reinvest the same, but shall only be obliged to hold the same in a current interest-bearing account pending payment to the Person or Persons entitled thereto. The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee (or other appropriate government official or agency) whose receipt shall be a good discharge and release of the Trustee.

12.12 Exchanges of Certificates

      Certificates representing any number of Units may be exchanged without charge for Certificates representing an equivalent number of Units in the aggregate. Any exchange of Certificates may be made at the offices of the Trustee or at the offices of any Transfer Agent where registers are maintained for the Certificates pursuant to the provisions of this Article 12. Any Certificates tendered for exchange shall be surrendered to the Trustee or appropriate Transfer Agent and shall be cancelled.

                                   ARTICLE 13
                                OFFERS FOR UNITS

13.1  Terminology

      In this Article 13:

      Dissenting Unitholder means a Unitholder who does not accept an Offer referred to in Section 13.2 and includes any assignee of the Unit of a Unitholder to whom such an Offer is made, whether or not such assignee is recognized under this Declaration of Trust;

      Offer means an offer to acquire outstanding Units which is open for acceptance for a period of not less than 45 days and where, as of the date of the offer to acquire, the Units that are subject to the offer to acquire, together with the Offeror's Units, constitute in the aggregate 20% or more of all outstanding Units;

      offer to acquire includes an acceptance of an offer to sell;

      Offeror means a Person, or two or more Persons acting jointly or in concert, who make an Offer;

      Offeror's Notice means the notice described in Section 13.3; and

      Offeror's Units means Units beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any Person or company acting jointly or in concert with the Offeror.

13.2  Offers for Units

      If an Offer for all of the outstanding Units (other than Units held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and by such Offer, the Offeror agrees to be bound by the provisions of this
Article 13 and:

      (a) within the time provided in the Offer for its acceptance or within 120 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Unitholders representing at least 90% of the outstanding Units, other than the Offeror's Units;

      (b) the Offeror is bound to take up and pay for, or has taken up and paid for the Units of the Unitholders who accepted the Offer; and

      (c) the Offeror complies with the provisions of Section 13.3 to the extent applicable to the Offeror;

the Offeror is entitled to acquire, and the Dissenting Unitholders are required to sell to the Offeror, the Units held by the Dissenting Unitholders for the same consideration per Unit payable or paid, as the case may be, under the Offer.

13.3  Compulsory Acquisition Rights

      Where  an  Offeror  is  entitled  to  acquire  Units  held  by  Dissenting
Unitholders pursuant to Section 13.2, and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the "Offeror's Notice") to each Dissenting Unitholder stating that:

      (a) Unitholders holding at least 90% of the Units of all Unitholders, other than Offeror's Units, have accepted the Offer;

      (b) the Offeror is bound to take up and pay for, or has taken up and paid for, the Units of the Unitholders who accepted the Offer;

      (c) Dissenting Unitholders must transfer their respective Units to the Offeror on the terms on which the Offeror acquired the Units of the Unitholders who accepted the Offer within 21 days after the date of the sending of the Offeror's Notice; and

      (d)   Dissenting    Unitholders    must   send   their   respective   Unit
            Certificate(s) to the Trust within 21 days after the date of the sending of the Offeror's Notice.

      A Dissenting Unitholder to whom an Offeror's Notice is sent pursuant to this Section 13.3 shall, within 21 days after the sending of the Offeror's Notice, send his or her Certificate(s) to the Trust, duly endorsed for transfer.

      Within 21 days after the Offeror sends an Offeror's Notice pursuant to this Section 13.3, the Offeror shall pay or transfer to the Trustee, or to such other Person as the Trustee may direct, the cash or other consideration that is payable to Dissenting Unitholders pursuant to Section 13.2.

      The Trustee, or the Person directed by the Trustee, shall hold in trust for the Dissenting Unitholders the cash or other consideration they or it receives under this Section 13.3. The Trustee, or such Person, shall deposit cash in a separate account in a Canadian chartered bank, and shall place other consideration in the custody of a Canadian chartered bank or similar institution for safekeeping.

13.4  Trustee's Duties

      Within 30 days after the date of the sending of an Offeror's Notice pursuant to Section 13.3, the Trustee, if the Offeror has complied with the provisions of Section 13.3 applicable to the Offeror, shall:

      (a) do all acts and things and execute and cause to be executed all instruments as in the Trustee's opinion may be necessary or desirable to cause the transfer of the Units of the Dissenting Unitholders to the Offeror;

      (b) send to each Dissenting Unitholder who has complied with the provisions of Section 13.3 applicable to Dissenting Unitholders the consideration to which such Dissenting Unitholder is entitled under
            Section 13.3; and

      (c) send to each Dissenting Unitholder who has not complied with the provisions of Section 13.3 applicable to Dissenting Unitholders a notice stating that:

            (i)   his or her Units have been transferred to the Offeror;

            (ii) the Trustee or such other Person designated in such notice is holding in trust the consideration for such Units; and

            (iii) the Trustee, or such other Person, will send the consideration to such Dissenting Unitholder as soon as practicable after receiving such Dissenting Unitholders Certificate(s) or such other documents as the Trustee or such other Person may require in lieu thereof;

and the Trustee is hereby appointed the agent and attorney of the Dissenting Unitholders for the purposes of giving effect to the foregoing provisions.

13.5  Restrictions

      Subject to applicable law, an Offeror cannot make an Offer for Units unless, concurrent with the communication of the Offer to any Unitholder, a copy of the Offer is provided to the Trust.

                                   ARTICLE 14
                                POWER OF ATTORNEY

14.1  Power of Attorney

      Each Unitholder hereby grants to the Trustee, its successors and assigns, a power of attorney constituting the Trustee, with full power of substitution, as his or her true and lawful attorney to act on his or her behalf, with full power and authority in his or her name, place and stead, and to execute, under seal or otherwise, swear to, acknowledge, deliver, make or file or record when, as and where required:

      (a) this Declaration of Trust, any amendment to this Declaration of Trust and any other instrument required or desirable to qualify, continue and keep in good standing the Trust as a mutual fund trust;

      (b) any instrument, deed, agreement or document in connection with carrying on the activities and affairs of the Trust as authorized in this Declaration of Trust;

      (c) all conveyances and other documents required in connection with the dissolution or liquidation of the Trust in accordance with the terms of this Declaration of Trust; and

      (d) any and all elections, determinations or designations whether jointly with third parties or otherwise, under the Income Tax Act or any other taxation or other legislation or similar laws of Canada or of any other jurisdiction in respect of the affairs of the Trust or of a Unitholder's interest in the Trust.

The Power of Attorney granted herein is irrevocable and will survive the death, disability or bankruptcy of the Unitholder or the assignment by the Unitholder of all or part of his or her interest in the Trust and will extend to and bind the heirs, executors, administrators and other legal representatives and successors and assigns of the Unitholder.

                                   ARTICLE 15
                                   TERMINATION

15.1  Termination Date

      Unless the Trust is terminated or extended earlier, the Trustee shall commence to wind up the affairs of the Trust on December 31, 2095.

15.2  Termination by Resolution of Unitholders

      The Unitholders may vote by Special Resolution to terminate the Trust at any meeting of Unitholders duly called for such purpose, whereupon the Trustee shall commence to wind up the affairs of the Trust.

15.3  Procedure Upon Termination

      Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustee shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Units for cancellation and the date at which the register of the Trust shall be closed.

15.4  Powers of the Trustee upon Termination

      After the date on which the Trustee is required to commence to wind up the affairs of the Trust, the Trustee shall carry on no activities except for the purpose of winding up the affairs of the Trust as herein provided and, for this purpose, the Trustee shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustee under this Declaration of Trust.

15.5  Sale of Investments

      After the date referred to in Section 15.4, the Trustee shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable, and for such purpose shall, subject to the terms of any agreements binding on or obligations of the Trust and the Trustee, sell and convert into money the Royalty and other assets comprising the Trust Fund in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the Trust Fund, and shall in all respects act in accordance with the directions, if any, of the Unitholders. Notwithstanding anything herein contained, in no event shall the Trust be wound up until the Royalty shall have been sold.

15.6  Distribution of Proceeds

      After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of the Royalty and other assets together with any cash forming part of the Trust Fund among the Unitholders in accordance with their Pro Rata Shares.

15.7  Further Notice to Unitholders

      If all of the Unitholders shall not have surrendered their Units for cancellation within 6 months after the time specified in the notice referred to in Section 15.3, the Units that have not been surrendered shall be deemed to be cancelled without prejudice to the rights of the holders of such Units to receive their Pro Rata Shares of the amounts referred to in Section 15.6, and the Trustee may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustee, may pay such amounts into court.

15.8  Responsibility of Trustee after Sale and Conversion

      The Trustee shall be under no obligation to invest the proceeds of any sale of the Royalty or other assets or cash forming part of the Trust Fund after the date referred to in Section 15.4, and after such sale the sole obligation of the Trustee under this Declaration of Trust shall be to hold such proceeds in trust for distribution under Section 15.6.

                                   ARTICLE 16
                             SUPPLEMENTAL INDENTURES

16.1  Provision for Supplemental Indentures

      From time to time the Trustee and the Corporation may, and they shall when so directed in accordance with the provisions hereof, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

      (a)   giving effect to any Special Resolution;

      (b) making such modifications not inconsistent with this Declaration of Trust as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such modifications are not, in the opinion of the Trustee, prejudicial to the interests of the Unitholders; and

      (c) making any modification in the form of Certificate which does not materially affect the substance thereof;

provided that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

                                   ARTICLE 17
                             NOTICES TO UNITHOLDERS

17.1  Notices

      Any notice required to be given under this Declaration of Trust to the Unitholders shall be given by letter or circular sent through ordinary post addressed to each registered Unitholder at his last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication twice in the National Edition of The Globe and Mail or any other newspaper having national circulation in Canada; provided further that if there is no newspaper having national circulation, then notice shall be given by publishing twice in a newspaper in each city where the register or a branch transfer register is maintained by the Transfer Agent. Any notice so given shall be deemed to have been given on the day on which the letter or circular was posted or, in the case of notice being given by publication, the day of the second publication in the designated newspaper or newspapers. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

17.2  Failure to Give Notice

      The failure by the Trustee, by accident or omission or otherwise unintentionally, to give Unitholders any notice provided for herein shall not affect the validity or effect of any action referred to in such notice, and the Trustee shall not be liable to any Unitholder for any such failure.

17.3  Joint Holders

      Service of a notice or document on any one of several joint holders of Units shall be deemed effective service on the other joint holders.

17.4  Service of Notice

      Any notice or document sent to the address of a Unitholder pursuant to this Article 17 shall, notwithstanding the death or bankruptcy of such Unitholder, and whether or not the Trustee has notice of such death or bankruptcy, be deemed to have been fully served, and such service shall be deemed sufficient service on all Persons interested in the Units concerned.

                                   ARTICLE 18
                             AUDITORS AND DIRECTORS

18.1  Qualification of Auditors

      The Auditors shall be an independent recognized firm of chartered accountants which has an office in Calgary, Alberta.

18.2  Appointment of Auditors

      Coopers & Lybrand, Chartered Accountants, shall be the initial auditors of the Trust, to hold such office until the first annual meeting of Unitholders at such remuneration as may be approved by the Trustee from time to time. The Auditors will be selected by Ordinary Resolution at each annual meeting of Unitholders.

18.3  Change of Auditors

      The Auditors may at any time be removed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting of Unitholders duly called for that purpose, and upon the resignation or the removal of the Auditors, new auditors may be appointed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting duly called for the purpose.

18.4  Reports of Auditors

      The Auditors shall audit the accounts of the Trust at least once in each Year, and a report of the Auditors with respect to the annual financial statements of the Trust shall be provided to each Unitholder as set out in
Section 19.3.

18.5  Appointment and Removal of Directors

      Provided that the Trustee, in its capacity as trustee of the Trust, is the registered owner of voting shares in the capital of the Corporation:

      (a) the Trustee shall, immediately following each annual meeting of Unitholders, vote such shares to resolve to elect as Directors those persons selected to sit as directors of the Corporation by Ordinary Resolution at each annual meeting of Unitholders; and

      (b) the Trustee may vote such shares to resolve to remove any Director as a director of the Corporation with the approval of the Unitholders by means of an Ordinary Resolution at a meeting of Unitholders duly called for that purpose.

                                   ARTICLE 19
                   ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS

19.1  Records

      The Trustee shall keep such books, records and accounts as are necessary and appropriate to document the Trust Fund and each transaction of the Trust. Without limiting the generality of the foregoing, the Trustee will, at its principal office in Calgary, Alberta, keep records of all transactions of the Trust, a list of the Royalty and other assets of the Trust Fund from time to time, and a copy of this Declaration of Trust and the Material Contracts with any amendments thereto.

19.2  Quarterly Reporting to Unitholders

      The Trustee will mail to each Unitholder, within 60 days after the end of each Quarter unaudited financial statements of the Trust for the most recent Quarter. The Corporation will review any forecast provided in any Offering Document and, if necessary, will provide the Trustee with a quarterly update. The Trustee will mail any such update to Unitholders.

19.3  Annual Reporting to Unitholders

      The Trustee will mail:

      (a) to each Unitholder, within 140 days after the end of each Year, the audited financial statements of the Trust for the most recent completed Year together with the report of the Auditors thereon; and

      (b) to each Person who received a distribution from the Trust during a Year, within 90 days after the end of such Year, the tax reporting information relating to such Year prescribed by the Income Tax Act.

19.4  Information Available to Unitholders

      The following information will be made available to Unitholders on the following terms:

      (a) each Unitholder shall have the right to obtain, on demand and on payment of reasonable reproduction costs, from the head office of the Trust, a copy of this Declaration of Trust and any indenture supplemental hereto or any Material Contract;

      (b) each Unitholder, upon payment of a reasonable fee and upon sending to the Trustee the affidavit referred to in Section 19.4(d), may upon application require the Trustee to provide, within 10 days from the receipt of the affidavit, a list (the "basic list") made up to a date not more than 10 days before the date of receipt of the affidavit setting out the names of the Unitholders, the number of Units owned by each Unitholder and the address of each Unitholder as shown on the records of the Trustee;

      (c) a Person requiring the Trustee to provide a basic list may, if he states in the affidavit referred to in Section 19.4(d) that he requires supplemental lists, require the Trustee, upon payment of a reasonable fee, to provide supplemental lists setting out any changes from the basic list in the names or addresses of the Unitholders and the number of Units owned by each Unitholder for each Business Day following the day to which the basic list is made up;

      (d)   the affidavit referred to in Section 19.4(b) shall state:

            (i)   the name and address of the applicant,

            (ii) the name and address for service of the body corporate if the applicant is a body corporate, and

            (iii) that the basic  list and any  supplemental  lists  will not be used except as permitted under Section 19.4(e); and

      (e) a list of Unitholders obtained under this Section 19.4 shall not be used by any Person except in connection with:

            (i)   an effort to influence the voting of Unitholders,

            (ii)  an offer to acquire Units, or

            (iii) any other matter relating to the affairs of the Trust.

19.5  Income Tax: Obligations of the Trustee

      The Trustee shall satisfy, perform and discharge all obligations and responsibilities of the Trustee under the Income Tax Act or any similar provincial legislation, and neither the Trust nor the Trustee shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustee consistent with any such obligations or responsibilities.

19.6  Income Tax: Designations

      In the return of its income under Part I of the Income Tax Act for each Year, the Trust shall make such designations, including designations with respect to any amounts distributed or payable to Unitholders in the Year, designations with respect to reimbursed Crown charges which are deemed to become payable to beneficiaries and designations with respect to any taxable capital gains realized and distributed to

Unitholders by the Trust in the Year and any interest payable to Unitholders in the Year, as shall be permitted under the provisions of the Income Tax Act and as the Trustee in its sole discretion shall deem to be reasonable and equitable. In respect of the first Year, in filing a return of income for the Trust, the Trust shall elect pursuant to subsection 132(6) of the Income Tax Act that the Trust be deemed to be a mutual fund trust for the entire Year.

19.7  Income Tax: Deductions

      The Corporation shall determine the tax deductions to be claimed by the Trust in any Year, and the Trustee shall claim such deductions for the purposes of computing the income of the Trust pursuant to the provisions of the Income Tax Act.

19.8  Fiscal Year

      The fiscal year of the Trust shall end on December 31.

                                   ARTICLE 20
                                  MISCELLANEOUS

20.1  Continued Listing

      The Trustee hereby appoints the Corporation as its agent, and the Corporation hereby covenants to the Trustee and agrees that it shall, at the cost and expense of the Trust, take all steps and actions and do all things that may be required, to obtain and maintain the listing and posting for trading of the Units on the Toronto Stock Exchange and to maintain the Trust's status as a "reporting issuer" not in default of the securities legislation and regulations of each of the provinces of Canada.

20.2  Successors and Assigns

      The provisions of this Declaration of Trust shall enure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

20.3  Counterparts

      This Declaration of Trust may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument which shall be sufficiently evidenced by any such original counterparts.

20.4  Severability

      If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

20.5  Day Not a Business Day

      In the event that any day on or before which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

20.6  Time of the Essence

      Time shall be of the essence in this Declaration of Trust.

20.7  Governing Law

      This Declaration of Trust and the Certificates shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the Province of Alberta.

20.8  Notices to Trustee and Corporation

      Any notice or other communication to the Trustee or to the Corporation under this Declaration of Trust shall be in writing and shall be valid and effective if delivered by prepaid courier or if given by registered letter, postage prepaid, or if transmitted by electronic or telecommunications device, addressed as follows:

      if to the Trustee:

            Computershare Trust Company of Canada
            Suite 600
            530 - 8th Avenue S.W.
            Calgary, Alberta
            T2P 3S8

            Attention:   Corporate Trust Manager

            Fax:         (403) 267-6598
      if to the Corporation:

            PrimeWest Energy Inc.
            Suite 4700
            150 - 6th Avenue S.W.
            Calgary, Alberta
            T2P 3Y7

            Attention:   Chief Executive Officer

            Fax:         (403) 234-6670

      Any such notice or other communication shall be deemed to have been given on the date of delivery or transmission or, if mailed, on the fifth day after deposit in the Canadian mail.

      The Corporation or the Trustee may from time to time notify the other in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation or the Trustee for all purposes of this Declaration of Trust.

      If, by reason of a strike, lockout or other work stoppages actual or threatened, involving postal employees, any notice to be given by mail hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered at the appropriate address provided in this Section 20.8 by prepaid courier or by cable, telegram, electronic or telecommunications device or other means of prepaid, transmitted and recorded communication.

20.9  References to Agreements

      Any reference herein to any agreement, contract or obligation shall refer to such agreement, contract or obligation as the same may be amended from time to time.

      IN WITNESS WHEREOF each of the parties has caused this Declaration of Trust to be duly executed.

                         PRIMEWEST ENERGY INC.

                         Per:   /s/
                                ------------------------------------------------

                         Per:   /s/
                                ------------------------------------------------

                         COMPUTERSHARE TRUST
                         COMPANY OF CANADA

                         Per:   /s/
                                ------------------------------------------------

                         Per:   /s/
                                ------------------------------------------------

                                   SCHEDULE A

      To the annexed declaration of trust dated August 2, 1996 and restated
                                   November 6,
                                      2002
                                     between
                             PRIMEWEST ENERGY INC.,
                                       and
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                  (Form of Certificate in the English Language)

                                   TRUST UNITS

                             PRIMEWEST ENERGY TRUST

                   (a trust created under the laws of Alberta by a Declaration of Trust dated August 2, 1996 and as amended and restated from time to time)

No.
                                                             Trust Units

                                                             CUSIP

THIS CERTIFIES THAT

is the registered holder of _______________ fully paid Trust Units issued by PRIMEWEST ENERGY TRUST (the "Trust") transferable only on the books of the Trust by the registered holder hereof in person or by attorney duly authorized upon surrender of this certificate properly endorsed.

      The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of a declaration of trust (which declaration of trust together with all instruments supplemental or ancillary thereto is herein referred to as the "Declaration of Trust") dated August 2, 1996 as amended and restated from time to time, between PrimeWest Energy Inc. (the "Corporation") and Computershare Trust Company of Canada (the "Trustee"), the provisions of which Declaration of Trust are binding upon all holders of Trust Units (the "Unitholders"), and to all of which provisions the holder of this certificate, by acceptance of this certificate, assents.

      A copy of the Declaration of Trust pursuant to which this certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

      The Trust Units represented by this certificate may be transferred, upon compliance with the conditions prescribed in the Declaration of Trust, on the register kept at the office of the Transfer Agent and Registrar for the Trust Units in the City of Calgary, the City of Toronto and at such other place or places, if any, as the Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

      The Declaration of Trust contains provisions for the holding of meetings of Unitholders and rendering resolutions passed at such meetings binding upon all Unitholders.

      The Declaration of Trust provides that no Unitholder shall incur or be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the assets of the Trust or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Declaration of Trust, and all persons shall look solely to the assets of the Trust for satisfaction of claims of any nature arising out of or in connection therewith and the assets of the Trust only shall be subject to levy or execution.

      This certificate shall not be valid for any purpose until it shall have been countersigned and registered by the Transfer Agent and Registrar for the Trust Units.

      IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers.

DATED  _________________________________

                         PRIMEWEST ENERGY INC.
                         On behalf of the Trust

                         By:  __________________________________________________
                              Authorized Officer

                         By:  __________________________________________________
                              Authorized Officer

                     Countersigned and Registered

                         COMPUTERSHARE TRUST
                         COMPANY OF CANADA, Transfer
                         Agent and Registrar

                         By:  __________________________________________________
                              Authorized Officer

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(please print or typewrite name and address of assignee)

__________ Trust Units of PrimeWest Energy Trust represented by this certificate and hereby irrevocably constitutes and appoints ________________________ attorney to transfer the said Trust Units on the registers of the Trust for the said purpose, with full power of substitution in the premises.

Dated __________________________________

The signature of the  registered  holder
of  the   within   certificate   to  the
foregoing  assignment must be guaranteed
by a chartered bank, by a trust company,
or by a member firm of the Toronto Stock
Exchange.                                              (SIGNATURE OF TRANSFEROR)

________________________________________
Signature Guaranteed

                    AMENDED AND RESTATED DECLARATION OF TRUST
                      FIRST SUPPLEMENTAL AMENDING AGREEMENT

      This Amended and Restated Declaration of Trust First Supplemental Amending Agreement is made effective the 6th day of May, 2004:

                                     Between

                              PRIMEWEST ENERGY INC.
               a body corporate amalgamated under the laws of the
         Province of Alberta, with an office in the City of Calgary, in the Province of Alberta (the "Corporation")

                                       and

                      COMPUTERSHARE TRUST COMPANY OF CANADA
             a trust company incorporated under the laws of Canada,
         with offices in the City of Calgary, in the Province of Alberta
                                 (the "Trustee")

WHEREAS:

A. By declaration of trust dated August 2, 1996 (the "Declaration of Trust") among the Corporation, Montreal Trust Company of Canada (the "Initial Trustee") and the Initial Unitholder, the Initial Unitholder settled the Trust upon the terms set forth in the Declaration of Trust;

B. The Declaration of Trust has subsequently been amended and restated November 6, 2002 (the "Amended and Restated Declaration of Trust") and the Initial Trustee replaced with the Trustee;

C. The Amended and Restated Declaration of Trust provides that the Amended and Restated Declaration of Trust may be amended by the Trustee with the consent of the Unitholders by Special Resolution;

D. The Unitholders, by Special Resolution passed at the Annual General and Special Meeting of Unitholders held on May 6, 2004 (the "Meeting"), approved certain amendments to the Amended and Restated Declaration of Trust; and

E. The Corporation and the Trustee propose to enter into this Amended and Restated Declaration of Trust First Supplemental Amending Agreement (the "Supplemental Amending Agreement") to effect the amendments so approved by Unitholders at the Meeting.

NOW THEREFORE THIS AMENDED AND RESTATED DECLARATION OF TRUST FIRST SUPPLEMENTAL AMENDING AGREEMENT WITNESSETH that the Corporation and the Trustee agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1   Definitions

      In this Supplemental Amending Agreement, unless the context otherwise requires, words and phrases used herein and which are defined in the Amended and Restated Declaration of Trust shall have the meaning herein which are given to such words and phrases in the Amended and Restated Declaration of Trust.

1.2   Headings

      The division of this Supplemental Amending Agreement into Articles and Sections, the provision of a table of contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Supplemental Amending Agreement.

1.3   Construction of Terms

      In this Supplemental Amending Agreement, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to dollar amounts refer to such amounts in Canadian currency; references to "this Supplemental Amending Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Supplemental Amending Agreement, and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof; and the expressions "Article" and "Section" followed by a number, letter, or combination of numbers and letters refer to the specified Article or Section of this Supplemental Amending Agreement.

                                    ARTICLE 2
             AMENDMENTS TO AMENDED AND RESTATED DECLARATION OF TRUST

2.1   Replacement of Section 3.8

      The Amended and Restated Declaration of Trust is hereby amended as of the date hereof by deleting Section 3.8 in its entirety and replacing it with the following:

"3.8  Non-Resident Unitholders

      It is in the best interest of Unitholders that the Trust always qualify as a "mutual fund trust" under the Income Tax Act. Accordingly, in order to ensure the maintenance of such status:

      (a)   The Corporation shall:

            (i) prior to the completion of any transaction involving the acquisition by the Trust of any Subsequent Investment;

            (ii) prior to any material modification to the Trust Fund other than as contemplated by paragraph (i);

            (iii) promptly   following  any  proposed   amendment  to  paragraph
                  132(7)(a) of the Income Tax Act or the publication of any administrative bulletin or other notice of interpretation relating to the interpretation or application of such section; or

            (iv)  otherwise at any time requested by the Trustee,

            obtain an opinion of Counsel confirming whether the Trust is, at the date thereof and following such transaction or event (which in the case of paragraph (iii) shall mean the coming into effect of the amendment or change of interpretation), entitled to rely on paragraph 132(7)(a) of the Income Tax Act (or any successor provision thereto) for purposes of qualifying as a "mutual fund trust" under the Income Tax Act.

      (b) If at any time the board of directors of the Corporation determines, in its sole discretion, or becomes aware, pursuant to Section 3.8(a) or otherwise, that the Trust's ability to continue to rely on paragraph  132(7)(a)  of  the  Income  Tax  Act  (or  any  successor provision thereto) for purposes of qualifying as a "mutual fund trust" thereunder is in jeopardy, then forthwith after such determination:

            (i) it shall be the sole responsibility of the Corporation to monitor the holdings by Non-Residents; and

            (ii) the Corporation shall take such steps as are necessary or desirable to ensure that the Trust is not maintained primarily for the benefit of non-residents of Canada (within the meaning of the Income Tax Act) or that the Trust is otherwise able to continue to qualify as a mutual fund trust.

      (c) The Corporation may, at any time and from time to time, in its sole discretion, request that the Trustee make reasonable efforts, as practicable in the circumstances, to obtain declarations as to beneficial ownership under Section 8.11, perform residency searches of unitholder and beneficial unitholder mailing address lists and take such other steps specified by the Corporation, at the cost of the Trust, to determine or estimate as best possible the residence of the beneficial owners of Trust Units.

      (d) If at any time the board of directors of the Corporation, in its sole discretion, determines that it is in the best interest of the Trust, the Corporation, notwithstanding the ability of the Trust to continue to rely on paragraph 132(7)(a) of the Income Tax Act for the purpose of qualifying as a "mutual fund trust" under the Income Tax Act, may:

            (i) require the Trustee to refuse to accept a subscription for Trust Units from, or issue or register a transfer of Trust Units to, a person unless the person provides a declaration to the Corporation pursuant to Section 8.11 that the Trust Units to be issued or transferred to such person will not when issued or transferred be beneficially owned by a non-resident of Canada;

            (ii) to the extent practicable in the circumstances, send a notice to registered holders of Trust Units which are beneficially owned by non-residents of Canada, chosen in inverse order to the order of acquisition or registration of such Trust Units beneficially owned by non-residents of Canada or in such other manner as the Corporation may consider equitable and practicable, requiring them to sell their Trust Units which are beneficially owned by non-residents of Canada or a specified portion thereof within a specified period of not less than 60 days. If the Unitholders receiving such notice have not sold the specified number of such Trust Units or provided the Corporation with satisfactory evidence that such

                  Trust Units are not beneficially owned by non-residents within such period, the Corporation may, on behalf of such registered Unitholder, sell such Trust Units and, in the interim, suspend the voting and distribution rights attached to such Trust Units and make any distribution in respect of such Trust Units by depositing such amount in a separate bank account in a Canadian chartered bank (net of any applicable taxes). Any sale shall be made on any stock exchange on which the Trust Units are then listed and, upon such sale, the affected holders shall cease to be holders of Trust Units so disposed of and their rights shall be limited to receiving the net proceeds of sale, and any distribution in respect thereof deposited as aforesaid, net of applicable taxes and costs of sale, upon surrender of the Certificates representing such Trust Units;

            (iii) delist the Trust Units from any  non-Canadian  stock exchange;
                  and

            (iv)  take  such  other  actions  as the board of  directors  of the
                  Corporation determines, in its sole discretion, are appropriate in the circumstances that will reduce or limit the number of Trust Units held by non-resident Unitholders to ensure that the Trust is not maintained primarily for the benefit of non-residents of Canada.

      (e) The Trustee shall have no liability for amounts received pursuant to sales of Trust Units made pursuant to Section 3.8(d)(ii). Except as specifically set out herein, the Trustee shall not be bound to do or take any proceeding or action with respect to this Section 3.8 by virtue of the powers conferred on it under this Declaration of Trust. The Trustee shall not be deemed to have notice of any violation of this Section 3.8 unless and until it has been given written notice of such violation and shall be required to act only as required by this Declaration of Trust and upon an indemnity satisfactory to the Trustee being provided by the Trust. The Trustee shall not be required to actively monitor the non-resident holdings of the Trust. It is acknowledged that the Trustee cannot monitor the non-resident holders of the Trust Units given that many of the Trust Units are registered in the name of depositories and other non-beneficial holders.

            The  Trustee   shall  not  be  liable  for  any   violation  of  the
            non-resident ownership restriction in this Section 3.8 which may occur during the term of the Trust.

      (f) Notwithstanding any other provision of this Declaration of Trust, non-resident Unitholders, whether registered holders or beneficial holders of Trust Units, shall not be entitled to vote in respect of any Special Resolutions to amend this Section 3.8."

                                    ARTICLE 3
                                  MISCELLANEOUS

3.1   Confirmation of Amended and Restated Declaration of Trust

      The Amended and Restated Declaration of Trust as amended by this Supplemental Amending Agreement is hereby ratified and confirmed.

3.2   Successors and Assigns

      The provisions of this Supplemental Amending Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

3.3   Counterparts

      This Supplemental Amending Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument which shall be sufficiently evidenced by any such original counterparts.

3.4   Severability

      If any provision of this Supplemental Amending Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Supplemental Amending Agreement in any jurisdiction.

3.5   Time of the Essence

      Time shall be of the essence in this Supplemental Amending Agreement.

3.6   Governing Law

      This Supplemental Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the Province of Alberta.

IN WITNESS WHEREOF each of the parties hereto has caused this Supplemental Amending Agreement to be duly executed.

                                        PRIMEWEST ENERGY INC.

                                        Per: /s/
                                             -----------------------------------

                                        Per: /s/
                                             -----------------------------------

                                        COMPUTERSHARE TRUST COMPANY OF CANADA

                                        Per: /s/
                                             -----------------------------------

                                        Per: /s/
                                             -----------------------------------